UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

________________________

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Smartsheet Inc.
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Smartsheet Inc.
10500 NE 8th Street, Suite 1300
Bellevue, Washington 98004

May 5, 2020

Dear Smartsheet Shareholder:

You are cordially invited to attend the Smartsheet Inc. 2020 annual meeting of shareholders on June 17, 2020 at 10:00 a.m. (Pacific Time). We are sensitive to the public health and travel concerns that our shareholders may have, and to the recommendations and regulations that government officials have issued and may further issue in light of the novel coronavirus (COVID-19) pandemic. There is currently an effective “shelter-in-place” order in the State of Washington and across many U.S. states, which also affect public gatherings. As a result, the 2020 annual meeting will be a completely virtual meeting of shareholders. You will not be able to attend the 2020 annual meeting in person. To participate, vote, or submit questions during the 2020 annual meeting via live webcast, please visit https://web.lumiagm.com/273914518.

Our board of directors has fixed the close of business on April 20, 2020 as the record date for determining those shareholders of our Class A common stock entitled to notice of, and to vote at, the 2020 annual meeting of shareholders and any adjournments thereof.

The Notice of Annual Meeting and Proxy Statement, both of which accompany this letter, provide details on the matters to be acted upon at the annual meeting. Our board of directors has provided a recommendation for each of the proposals described in the Proxy Statement.

Your vote is very important. Whether or not you expect to attend the annual meeting, we encourage you to cast your ballot as soon as possible through one of the methods outlined in the Proxy Statement.

On behalf of our board of directors, we thank you for your continued investment in Smartsheet Inc.

Sincerely,

Geoffrey T. Barker	Mark P. Mader
Chair of the Board	President, Chief Executive Officer, and Director

Smartsheet Inc.
10500 NE 8th Street, Suite 1300
Bellevue, Washington 98004

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 17, 2020

The 2020 Annual Meeting of Shareholders of Smartsheet Inc. (the “Annual Meeting”) will be held on June 17, 2020 at 10:00 a.m. (Pacific Time). We are sensitive to the public health and travel concerns that our shareholders may have, and to the recommendations and regulations that government officials have issued and may further issue in light of the novel coronavirus (COVID-19) pandemic. There is currently an effective “shelter-in-place” order in the State of Washington and across many U.S. states, which also affect public gatherings. As a result, the Annual Meeting will be a completely virtual meeting of shareholders. You will not be able to attend the Annual Meeting in person. To participate, vote, or submit questions during the Annual Meeting via live webcast, please visit https://web.lumiagm.com/273914518. Our Annual Meeting is being held for the following purposes:

•
to elect three Class II directors and one Class III director nominated by our board of directors to serve until the 2023 and 2021 annual meeting of shareholders, respectively, or until such director's successor is duly elected and qualified or until such director's earlier death, resignation, disqualification, or removal;

•	to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021;

•	to conduct an advisory non-binding vote to approve the compensation of our named executive officers;

•	to conduct an advisory non-binding vote on the frequency of future advisory non-binding votes to approve the compensation of our named executive officers; and

•	to transact such other business as may properly come before the Annual Meeting.

Only shareholders of record of our Class A common stock at the close of business on April 20, 2020 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

In accordance with the U.S. Securities and Exchange Commission rules, we sent a Notice of Internet Availability of Proxy Materials on or about May 5, 2020 and provided access to our proxy materials over the Internet at http://investors.smartsheet.com to the holders of record of our Class A common stock as of the close of business on the Record Date. A list of shareholders entitled to vote at the Annual Meeting will be available at our principal executive offices ten days prior to the Annual Meeting. If our principal executive offices are closed for health and safety reasons related to COVID-19 during such period, the list of shareholders will be made available for 10 days prior to the Annual Meeting for inspection upon request via email to investorrelations@smartsheet.com (subject to satisfactory verification of shareholder status) and, in the case of a virtual meeting, will also be made available electronically during the virtual meeting at the website for such meeting.

Holders of our Class A common stock and persons holding proxies from such shareholders may attend the Annual Meeting. If your shares are registered in your name, you must bring a form of identification to the Annual Meeting. If your shares are held in the name of a broker, trust, bank, or other nominee, you must bring a proxy from that broker, trust, bank, or other nominee that confirms you are the beneficial owner of those shares.

By order of the Board of Directors,

Paul T. Porrini
Chief Legal Officer and Secretary

Bellevue, Washington, USA
May 5, 2020

YOUR VOTE IS IMPORTANT

All shareholders are cordially invited to virtually attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to submit your proxy and voting instructions via the Internet, by telephone, or, if you received a paper proxy card and voting instructions by mail, you may vote your shares by completing, signing, and dating the proxy card as promptly as possible and returning it in the enclosed envelope (to which no postage need be affixed if mailed in the United States). Even if you have given your proxy, you may still vote if you virtually attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote during the Annual Meeting, you must obtain from the record holder a proxy issued in your name. You may revoke a previously delivered proxy at any time prior to the Annual Meeting. You may do so automatically by voting online at the Annual Meeting, or by delivering to us a written notice of revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked.

In light of the COVID-19 pandemic, we strongly recommend that you vote your shares in advance of the Annual Meeting, even if you plan to attend the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING TO BE HELD ON WEDNESDAY, JUNE 17, 2020: THE PROXY STATEMENT AND ANNUAL REPORT ARE AVAILABLE AT
HTTP://INVESTORS.SMARTSHEET.COM

Smartsheet Inc.
10500 NE 8th Street, Suite 1300
Bellevue, Washington 98004

_____________________________________________________

PROXY STATEMENT
FOR ANNUAL MEETING OF SHAREHOLDERS
_____________________________________________________

INFORMATION ABOUT SOLICITATION AND VOTING

This proxy statement is being furnished to the Class A shareholders of Smartsheet Inc., or Smartsheet, we, us, our, or the Company, a Washington corporation, in connection with the solicitation of proxies by our board of directors for use at the 2020 annual meeting of shareholders (the "Annual Meeting"). Our Annual Meeting will be held on June 17, 2020 at 10:00 a.m. (Pacific Time). We are sensitive to the public health and travel concerns that our shareholders may have, and to the recommendations and regulations that government officials have issued and may further issue in light of the novel coronavirus (COVID-19) pandemic. There is currently an effective “shelter-in-place” order in the State of Washington and across many U.S. states, which also affect public gatherings. As a result, the Annual Meeting will be a completely virtual meeting of shareholders and at any adjournments or postponements thereof. You will not be able to attend the Annual Meeting in person. To participate, vote or submit questions during the Annual Meeting via live webcast, please visit https://web.lumiagm.com/273914518.

At the Annual Meeting, holders of our Class A common stock will be asked to vote upon: (1) the election of three Class II directors and one Class III director to serve, respectively, until the annual meeting of shareholders to be held in 2023 and 2021, or until their successors are duly elected and qualified, (2) the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending January 31, 2021, (3) a proposal to conduct an advisory non-binding vote to approve the compensation of our named executive officers; and (4) a proposal to conduct an advisory non-binding vote on the frequency of future advisory non-binding votes to approve the compensation of our named executive officers. In addition, shareholders may be asked to consider and vote upon other business as may properly come before the Annual Meeting or before any adjournments or postponements thereof.

The Notice of Internet Availability of Proxy Materials and this proxy statement for the Annual Meeting and the accompanying form of proxy were first distributed and made available on the Internet to shareholders on or about May 5, 2020 and provided access to our proxy materials over the Internet beginning on or before that date, to the holders of record and beneficial owners of our Class A common stock as of the close of business on April 20, 2020 (the "Record Date"). An annual report for the year ended January 31, 2020 is available with this proxy statement by following the instructions in the Notice of Internet Availability of Proxy Materials.

INTERNET AVAILABILITY OF PROXY MATERIALS

In accordance with U.S. Securities and Exchange Commission ("SEC") rules, we are using the Internet as our primary means of furnishing proxy materials to shareholders. Consequently, most shareholders will not receive paper copies of our proxy materials. We will instead send these shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials, including our proxy statement and annual report, and voting via the Internet. The Notice of Internet Availability of Proxy Materials also provides information on how shareholders may vote by telephone or by mail and includes instructions on how to obtain paper copies of our proxy materials if they so choose. We believe this rule makes the proxy distribution process more efficient, less costly, and helps in conserving natural resources.

GENERAL INFORMATION CONCERNING THE PROXY STATEMENT, PROXIES, AND VOTING AT THE ANNUAL MEETING

Why did I receive these proxy materials?

We are providing these proxy materials in connection with the solicitation by the board of directors of Smartsheet of proxies to be voted at our Annual Meeting and at any adjournment or postponement of the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to holders of our Class A common stock. All such shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive an electronic copy or printed set of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request an electronic copy or printed copy may be found in the Notice of Internet Availability of Proxy Materials. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of the proxy materials on the Internet to help reduce the environmental impact of the circulation of proxy materials.

What information is included in this proxy statement?

The information in this proxy statement relates to the proposals to be voted on at the Annual Meeting, the voting process, our board of directors and board committees, the compensation of Smartsheet directors and certain executive officers for the fiscal year ended January 31, 2020, and other information.

What are the requirements for admission to the Annual Meeting?
Only holders of our Class A common stock and persons holding proxies from such shareholders may attend the Annual Meeting. We will be hosting the Annual Meeting live via Internet webcast. You will not be able to attend the meeting in person. A summary of the information you need to attend and participate in the Annual Meeting online is provided below:

•	any shareholder may listen to the Annual Meeting and participate live via webcast at https://web.lumiagm.com/273914518. The webcast will begin at 10:00 a.m. (Pacific Time) on June 17, 2020;

•	shareholders may vote and submit questions during the Annual Meeting via live webcast; and

•	to enter the meeting, please have your 11-digit control number, which is available on your proxy card.

If your shares are held in the name of a broker, trust, bank, or other nominee that holds your shares, you must obtain a legal proxy from the bank, broker, or other nominee that is the record holder of your shares. Please submit the legal proxy, along with your name and email address, to AST to receive an 11-digit control number that may be used to access the virtual Annual Meeting website provided above. Any control number that was previously provided with your proxy materials, likely a 16-digit number, will not provide access to the virtual Annual Meeting website. Requests for registration and submission of legal proxies should be labeled as “Legal Proxy” and must be received by AST no later than 5:00 p.m. (Eastern Time) on June 7, 2020. Submit your registration request and legal proxy by: (1) email to proxy@astfinancial.com; (2) facsimile to 718-765-8730, or (3) mail to American Stock Transfer & Trust Company, LLC, Attn: Proxy Tabulation Department, 6201 15th Avenue, Brooklyn, NY 11219. Obtaining a legal proxy may take several days and you are advised to register as far in advance as possible. Once you have obtained your 11-digit control number from AST, please follow the steps set forth above for shareholders of record to attend the meeting.

Who is entitled to vote?

Holders of our Class A common stock as of the close of business on the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 119,345,876 shares of Class A common stock outstanding and entitled to vote.

What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most shareholders hold their shares through a broker, trust, bank, or other nominee rather than directly in their own names. If on the Record Date, your shares of Class A common stock were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC ("AST"), then you are a shareholder of record.

If on the Record Date, your shares of Class A common stock were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the Annual Meeting.

Please see the question titled "How do I vote?" for information on how to vote your shares or provide voting instructions to your broker or nominee.

What am I voting on?

We are asking you to vote on the following matters in connection with the Annual Meeting:

1.	election of three Class II directors and one Class III director nominated by our board of directors to serve, respectively, until the 2023 and 2021 annual meeting of shareholders;

2.	ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021;

3.	a proposal to conduct an advisory non-binding vote to approve the compensation of our named executive officers; and

4.	a proposal to conduct an advisory non-binding vote on the frequency of future advisory non-binding votes to approve the compensation of our named executive officers.

We will also consider any other business that may properly come before the Annual Meeting.

What are my choices on voting on each matter? Does the board of directors have a recommendation on how I vote?

Proposal	Item	Voting Choices	Board Recommendation
1	Election of Class II Directors Geoffrey T. Barker, Matthew McIlwain, James N. White, and Class III Director Michael Gregoire	For(1) Withhold(1)	For(1)
2	Ratification of Appointment of Independent Auditor	For Against Abstain	For
3	Advisory Non-Binding Vote to Approve the Compensation of Our Named Executive Officers	For Against Abstain	For
4	Advisory Non-Binding Vote on the Frequency of Future Advisory Non-Binding Vote to Approve the Compensation of Our Named Executive Officers	One Year Two Years Three Years Abstain	One Year

(1)	The voting choices and recommendation are with respect to each director nominee presented for election.

What are the voting requirements to elect directors and approve the other proposals described in this proxy statement?

With respect to Proposal 1, the election of directors, the four individuals receiving the highest number of votes will be elected. With respect to Proposal 2 and Proposal 3, the number of votes cast in favor of the proposal must exceed the number of votes cast against the proposal in order for the proposal to be approved. With respect to Proposal 4, the proxy card will provide shareholders with the opportunity to choose among four options; you may vote for holding the non-binding advisory vote to approve the compensation of our named executive officers every “One Year,” “Two Years,” “Three Years,” or vote to “Abstain.” Regarding Proposal 4, the frequency receiving the greatest number of votes will be deemed to be the preferred frequency option of our shareholders. Abstentions (shares present at the Annual Meeting and marked “Abstain”) are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.

How many votes do I have?

On any matter that is submitted to a vote of our shareholders, the holders of our Class A common stock are entitled to one vote per share of Class A common stock. Holders of our Class A common stock are not entitled to cumulative voting in the election of directors.

How do I vote?

Vote Online Prior to the Meeting by following the instructions on the Notice of Internet Availability of Proxy Materials or, if printed copies of the proxy materials were requested, the instructions on the printed proxy card. Most beneficial shareholders may vote by accessing the website specified on the voting instructions forms provided by their brokers, trustees, banks, or other nominees. Please check your voting instruction form for Internet voting availability.

Vote by Telephone using any touch-tone telephone from within the United States and Canada by calling toll free 1-800-PROXIES (1-800-776-9437) and following the instructions provided by the recorded message or, if printed copies of the proxy materials were requested, by following the instructions on the printed proxy card. Most beneficial owners may vote using any touch-tone telephone from within the United States by calling the number specified on the voting instruction forms provided by their brokers, trustees, banks, or other nominees.

Vote by Mail by requesting printed proxy cards and completing, signing, and dating the printed proxy cards, and mailing them in the pre-addressed envelopes that will accompany the printed proxy materials. Beneficial owners may vote by completing, signing, and dating the voting instruction forms provided, and mailing them in the pre-addressed envelopes accompanying the voting instruction forms. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board of directors. If you are a beneficial owner and you return your signed voting instruction form but do not indicate your voting preferences, please see “What are ‘broker non-votes’ and how do abstentions and ‘broker non-

votes’ affect the proposals?” for information regarding whether your broker, bank, or other holder of record may vote your uninstructed shares on a particular proposal.

Vote Online During the Annual Meeting. You can also be represented by another person virtually at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner, you must obtain a legal proxy from your broker, bank, or other holder of record and present it to the inspector of election with your ballot to be able to vote during the Annual Meeting. Even if you plan to virtually attend the Annual Meeting, we recommend that you also vote either by telephone, Internet, or mail so that your vote will be counted if you decide not to virtually attend.

In light of the COVID-19 pandemic, we recommend that you vote your shares in advance of the Annual Meeting by Internet, telephone, or mail, even if you plan to virtually attend the Annual Meeting.

How can I participate during the Annual Meeting?

You will be able to submit questions during the Annual Meeting live webcast at https://web.lumiagm.com/273914518. If your question is properly submitted during the relevant portion of the meeting agenda, Company personnel will lead the question and answer session and a response to appropriate questions will be provided during the live webcast. The Company intends to make a webcast replay of the Annual Meeting available at http://investors.smartsheet.com.

What if there are technical difficulties during the Annual Meeting?

If we experience technical difficulties during the virtual meeting (e.g., a temporary or prolonged power outage), the chair will determine whether the Annual Meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the Annual Meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged).

Shareholders experiencing technical difficulties accessing the meeting may visit https://go.lumiglobal.com/faq for assistance.

What constitutes a quorum at the Annual Meeting?

The presence at the Annual Meeting, virtually or by proxy, of the holders of a majority of the total voting power of Smartsheet’s Class A common stock constitutes a quorum. Abstentions and "broker non-votes" are counted as present and entitled to vote for purposes of determining a quorum.

If a quorum is not present, it is expected that the Annual Meeting will be adjourned or postponed in order to permit additional time for soliciting and obtaining additional proxies or votes, and, at any subsequent reconvening of the Annual Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Annual Meeting, except for any proxies that have been effectively revoked or withdrawn.

Can I change my vote or revoke my proxy?

Yes, if you are a shareholder of record, you may revoke your proxy at any time before it is exercised at the Annual Meeting by (1) delivering written notice, bearing a date later than the proxy, stating that the proxy is revoked; (2) submitting a later-dated proxy relating to the same shares by mail, telephone, or the Internet prior to the vote at the Annual Meeting; or (3) virtually attending the Annual Meeting and properly giving notice of revocation to the inspector of election or voting during the Annual Meeting. Shareholders of record may send any written notice or request for a new proxy card via regular mail to Smartsheet Inc., c/o AST Proxy Tabulation Dept, 6201 15th Avenue, Brooklyn, New York 11219, or via email at help@astfinancial.com. Shareholders of record may also use the instructions provided on the Notice of Internet Availability of Proxy Materials and proxy card to submit a new proxy by telephone or via the Internet. Shareholders of record may also request a new proxy card by calling (800) 937-5449 or, if outside the United States, (718) 921-8124. If you are a beneficial shareholder, you may revoke your proxy or change your vote only by following the separate instructions provided by your broker, trust, bank, or other nominee.

What are "broker non-votes" and how do abstentions and "broker non-votes" affect the proposals?

A "broker non-vote" occurs when a beneficial owner does not provide specific voting instructions to its broker or nominee and the broker or nominee does not have discretionary authority to vote the shares. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter, the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2021. Absent direction from you, your broker will not have discretion to vote on any other proposals, which are “non-routine” matters.

Who will pay for the cost of this proxy solicitation?

Smartsheet will bear the cost of the solicitation of proxies from our shareholders. In addition to solicitation by mail, our directors, officers, and employees, without additional compensation, may solicit proxies from shareholders by telephone, by letter, by facsimile, in person, or otherwise. Following the original circulation of the proxies and other soliciting materials, we will request brokers, trusts, banks, or other nominees to forward copies of the proxy and other soliciting materials to persons for whom they hold shares of Smartsheet Class A common stock and to request authority for the exercise of proxies. In such cases, Smartsheet, upon the request of the brokers, trusts, banks, and other shareholder nominees, may reimburse such holders for their reasonable expenses.

When will Smartsheet announce the results of the voting?

Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting. The final voting results will be announced by the filing of a Current Report on Form 8-K with the SEC within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K with the SEC within four business days of the day the final results are available.

What does it mean if I receive more than one set of proxy materials?

If you receive more than one set of proxy materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares of Class A common stock you own, you must either sign and return all of the proxy cards or follow the instructions for any alternative voting procedures on each of the proxy cards or Notices of Internet Availability of Proxy Materials you receive.

CORPORATE GOVERNANCE

Board of Directors

Our board of directors and its committees meet throughout the year on a set schedule and hold special meetings and act by written consent from time to time. During the fiscal year ended January 31, 2020 our board of directors held seven meetings and acted by unanimous written consent four times, our audit committee held eight meetings and acted by unanimous written consent one time, our compensation committee held five meetings and acted by unanimous written consent two times, and our nominating and corporate governance committee held four meetings and acted by unanimous written consent zero times. During the fiscal year ended January 31, 2020, each incumbent member of our board of directors attended at least 75% of the aggregate number of meetings of the board of directors and committees on which he or she served that were held during their term of service. Our policy is to invite and encourage each member of our board of directors to be present at our annual meetings of shareholders. Four directors attended the 2019 annual meeting of shareholders.

Election of Officers

Our executive officers are appointed by, and serve at the discretion of, our board of directors. There are no familial relationships among any of our directors or executive officers.

Corporate Governance Guidelines

Our board of directors has adopted corporate governance guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, and other policies for the governance of the Company. Our nominating and corporate governance committee reviews the corporate governance guidelines periodically, and changes are recommended to our board of directors as the nominating and corporate governance committee sees fit. The full text of our corporate governance guidelines is available on our website at https://investors.smartsheet.com in the "Corporate Governance" section thereof.

Codes of Business Conduct and Ethics

Our board of directors has adopted a code of business conduct and ethics that applies to all of our employees and officers, including our Chief Executive Officer, Chief Financial Officer, and other executive and senior financial officers. Our board of directors also adopted a code of business conduct and ethics that applies to our directors. The full texts of our codes of business conduct and ethics are available on our website at https://investors.smartsheet.com in the "Corporate Governance" section thereof. We intend to disclose future amendments to certain provisions of our codes of conduct, or waivers of these provisions, on our website or in public filings with the SEC to the extent required by the applicable rules and exchange requirements. During the fiscal year ended January 31, 2020, no waivers were granted from any provision of our codes of conduct.

Classified Board of Directors

Our articles of incorporation authorize, and our board of directors currently consists of, eight directors. Our board of directors is divided into three staggered classes of directors. At each annual meeting of shareholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As a result, generally only one class of directors will be elected at each annual meeting of our shareholders, with the other classes continuing for the remainder of their respective three-year terms.

Our directors are divided among the three classes as follows:

•	the Class I directors are Elena Gomez, Mark P. Mader, and Magdalena Yesil, and their terms will expire on the date of the annual meeting of shareholders in 2022;

•	the Class II directors are Matthew McIlwain, Geoffrey T. Barker, and James N. White, and their terms will expire on the date of the Annual Meeting; and

•
the Class III directors are Brent Frei and Michael Gregoire; Mr. Frei's term will expire on the date of the annual meeting of shareholders in 2021 and Mr. Gregoire, having been initially appointed to the board of directors during the fiscal year ended January 31, 2020, will stand for election at the Annual Meeting and, if elected, his term will expire on the date of the annual meeting of shareholders in 2021.

Each director’s term continues until the election and qualification of his or her successor, or his or her earlier death, resignation, or removal. Our articles of incorporation and bylaws authorize only our board of directors to fill vacancies on our board of directors. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

Director Independence

Our Class A common stock is listed on the New York Stock Exchange ("NYSE"). Under the rules of the NYSE, independent directors must comprise a majority of a listed company’s board of directors. In addition, the rules of the NYSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in their capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has undertaken a review of the independence of each director and considered whether each director has a material relationship with Smartsheet that could compromise their ability to exercise independent judgment in carrying out his or her responsibilities. As a result of this review, our board of directors determined that all of our non-employee directors are “independent directors” as defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to Smartsheet and its management, including the beneficial ownership of our capital stock by each non-employee director.

The independent members of our board of directors hold regularly scheduled executive session meetings at which only independent directors are present, to discuss such matters as the independent directors consider appropriate. Smartsheet’s independent auditors, legal counsel, and certain employees may be invited to attend these meetings. In his capacity as chair, Mr. Barker presides over executive sessions of the independent members of our board of directors.

Committees of the Board of Directors

Our board of directors has an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which have the composition and responsibilities described below. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each committee operates under a charter approved by our board of directors. Copies of each committee’s charter are posted on our website at https://investors.smartsheet.com in the "Corporate Governance" section thereof.

Audit Committee

Our audit committee is comprised of Ms. Gomez and Messrs. Barker and White, with Ms. Gomez serving as chair. The composition of our audit committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Each member of our audit committee is financially literate. In addition, our board of directors has determined that Ms. Gomez qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the "Securities Act"). Our audit committee is directly responsible for, among other things:

•	selecting a firm to serve as the independent registered public accounting firm to audit our consolidated financial statements;

•	ensuring the independence of the independent registered public accounting firm;

•
discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•	considering the adequacy of our internal control and internal audit function;

•	reviewing our major financial, operational and security risk exposures, including privacy and cybersecurity, and the steps taken to monitor such exposures;

•	reviewing related-party transactions and proposed waivers;

•	approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm; and

•	performing the other responsibilities set forth in its charter.

Compensation Committee

Our compensation committee is comprised of Ms. Yesil and Messrs. Gregoire and McIlwain, with Mr. McIlwain serving as chair. The composition of our compensation committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. All of the members of this committee are non-employee directors, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	reviewing and recommending to our board of directors the terms of any compensatory agreements with our executive officers;

•	administering our stock and equity incentive plans;

•	reviewing and approving, or making recommendations to our board of directors with respect to, incentive compensation and equity plans;

•	reviewing our overall compensation philosophy;

•	reviewing our compensation policies for elements of risk to the Company;

•
reviewing and discussing with management our disclosures contained under the caption "Compensation Discussion and Analysis" for use in any of the Company's annual reports on Form 10-K, registration statements, proxy statements, information statements, or similar documents;

•
preparing and reviewing the compensation committee report on executive compensation included in our annual proxy statement in accordance with applicable rules and regulations of the SEC in effect from time to time; and

•	performing the other responsibilities set forth in its charter.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee is comprised of Ms. Yesil and Mr. White, with Mr. White serving as chair. The composition of our nominating and corporate governance committee meets the requirements for independence under the current NYSE listing standards and SEC rules and regulations. Our nominating and corporate governance committee is responsible for, among other things:

•	identifying and recommending candidates for membership on our board of directors;

•	reviewing and recommending our corporate governance guidelines and policies;

•	reviewing proposed waivers of the code of conduct for directors and executive officers;

•	overseeing the process of evaluating the performance of our board of directors;

•	assisting our board of directors on corporate governance matters; and

•	performing the other responsibilities set forth in its charter.

Compensation Committee Interlocks and Insider Participation

None of the members of our compensation committee is or has been an officer or employee of the Company. None of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on our board of directors or compensation committee during the fiscal year ended January 31, 2020.

Board Leadership Structure and Role of Our Lead Independent Director

In accordance with our corporate governance guidelines, our board of directors does not have a policy as to whether the offices of the chair of the board of directors and Chief Executive Officer should be separate. Our board of directors, in consultation with our nominating and corporate governance committee, believes that it should have the flexibility to make this determination as circumstances require, and in a manner that it believes is best to provide appropriate leadership for the Company. Our nominating and corporate governance committee will periodically consider leadership structure of our board of directors and make recommendations to change the structure as it deems appropriate.

The board of directors believes that its current leadership structure, with Mr. Barker serving as the chair and Mr. Mader serving as Chief Executive Officer, is appropriate because it enables the board of directors, as a whole, to engage in oversight of management, promote communication and collaboration between management and the board of directors, and oversee governance matters, while allowing our Chief Executive Officer to focus on his primary responsibility, the operational leadership and strategic direction of the Company. In addition, the board of directors benefits from the perspective and insights of Messrs. Barker and Mader as a result of their extensive experience in the software and Internet industries.

Board Qualifications and Director Nominations

Our board of directors has delegated to the nominating and corporate governance committee the responsibility of evaluating candidates to fill vacant seats on our board of directors, and recommending to the board of directors those qualified for election in accordance with our corporate governance guidelines and their committee charter. Our nominating and corporate governance committee nominates individuals to our board of directors based on a variety of factors, including the following criteria.

Nominees to our board are expected to possess fundamental qualities of intelligence, integrity, ethics, and accountability; have proven achievements and competence in their fields; and have a background that demonstrates an understanding of business, technology, and financial affairs. Nominees must be willing and able to spend the time required to effectively fulfill their duties as a director, and are expected to effectively collaborate with other directors and executives of the Company. Additionally, members of our board of directors are expected to be committed to the long-term success of the Company, to think critically and independently, and be willing to communicate thoughts and recommendations in a constructive manner.

Directors are selected on the basis of qualifications and experience. Other factors in the selection process may include expertise; business experience; knowledge regarding technology, finance, marketing, financial reporting, or management; and diversity, including diversity of viewpoint, education, skills, race, gender, and national origin. A nominee's ability to meet the independence criteria established by the NYSE is also a factor in the selection process. For information on, and a better understanding of, the qualifications of each of our directors, we encourage you to read the director biographies included in this proxy statement.

The nominating and corporate governance committee will consider candidates for the board of directors that are recommended by shareholders so long as the recommendations comply with our Amended and Restated Articles of Incorporation ("Articles"); Amended and Restated Bylaws ("Bylaws"); and applicable laws, rules, and regulations, including those promulgated by the SEC. The nominating and corporate governance committee will evaluate such recommendations in accordance with the Articles, Bylaws, corporate governance guidelines, and with the nominee criteria described above. Please see the "Additional Information" section of this proxy statement for more information on shareholder nomination requirements.

Mr. Gregoire was appointed to our board of directors in December 2019. Mr. Gregoire was identified for evaluation by a third-party search firm, with the evaluation, recommendation, and election process managed by the nominating and corporate governance committee in accordance with the committee charter and our corporate governance guidelines.

Risk Oversight

The board of directors considers the assessment of Company risks and development of strategies for risk mitigation to be a responsibility of the entire board (as reported by the appropriate committee in the case of risks that are under the purview of a particular committee). The board of directors engages in risk oversight on a broad range of matters, including challenges associated with macroeconomic conditions, including the impact of COVID-19 on the Company, its employees, customers, and partners; strategic acquisitions; data privacy; cybersecurity; and other threats relevant to the Company, including our information technology environment. The audit committee provides oversight concerning our major financial, operational, security, and cybersecurity risk exposures and the steps management has taken and will take to monitor and control such exposures. The compensation committee provides oversight of our compensation philosophy and the objectives of our compensation programs, including the evaluation of whether our incentive compensation programs contain incentives for executive officers and employees to take risks in performing their duties that are reasonably likely to have a material adverse effect on the Company. The nominating and corporate governance committee oversees risks associated with corporate governance and the composition of our board of directors, including the independence of board members. Each committee generally reports on its discussions to the full board of directors during the committee reports portion of the next board meeting. This enables the board of directors and its committees to coordinate their risk oversight roles.

PROPOSAL 1: ELECTION OF DIRECTORS

BOARD COMPOSITION

Our board of directors consists of eight directors and is divided into three classes, designated as Class I, Class II, and Class III. Directors in Class II as well as Michael Gregoire, a Class III director, are standing for election at the Annual Meeting. The directors in Class III will stand for election at the 2021 annual meeting and the directors in Class I will stand for election at the 2022 annual meeting.

At the recommendation of our nominating and corporate governance committee, our board of directors has nominated Geoffrey T. Barker, Matthew McIlwain, and James N. White for election as Class II directors; and Michael Gregoire, who was recently appointed to the board of directors in December 2019, for election to the board of directors as a Class III director. Each nomination is in accordance with the Company's Articles and Bylaws, and applicable law. Nominees for election as Class II directors shall serve on the board of directors until the annual meeting of shareholders in 2022 or until their respective successors are duly elected and qualified, whichever is later, or until their earlier death, resignation, or retirement. Nominees for election as Class III directors shall serve on the board until the annual meeting of shareholders in 2021, or until their respective successors are duly elected and qualified, whichever is later, or until their earlier death, resignation, or retirement.

The board of directors expects that each of the nominees will be able to serve, but if they become unable to serve at the time the election occurs, proxies will be voted for another nominee designated by the board of directors unless the board chooses to reduce the number of directors serving on the board.

Director Nominees

The nominees and their ages, occupations, and lengths of service on our board of directors as of April 20, 2020 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position and Class
Geoffrey T. Barker (1)	58	Director, Class II
Michael Gregoire (2)	54	Director, Class III
Matthew McIlwain (2)	55	Director, Class II
James N. White (1)(3)	58	Director, Class II

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

Geoffrey T. Barker has served as a member of our board of directors since September 2012 and as the chair of our board of directors since December 2017. Mr. Barker co-founded RPX Corporation, a provider of patent risk management solutions, and from 2008 to July 2016, Mr. Barker served in several positions including as Director, Chief Operating Officer, and Co-CEO. Mr. Barker has co-founded several businesses, including Vigilos, Inc., an enterprise security solutions provider, and the Cobalt Group, an online marketing services company. In addition to Smartsheet, Mr. Barker currently serves on the board of directors of a number of private companies. Mr. Barker holds a B.A. in Economics from Tufts University and a M.B.A. from Columbia University. We believe that Mr. Barker’s entrepreneurial, operating, and financial experience qualify him to serve on our board of directors.

Michael Gregoire has served as a member of our board of directors since December 2019. Since January 2019, Mr. Gregoire has served as Partner at Brighton Park Capital Management, L.P., a technology investment firm specializing in software, information services, technology-enabled services, and healthcare. Since December 2019, Mr. Gregoire has served as a director of Advanced Micro Devices, Inc., a global semiconductor and technology provider. From 2014 to November 2019, Mr. Gregoire served as a director of Automatic Data Processing, Inc., a provider of human capital management solutions. From 2013 until November 2018, Mr. Gregoire served as Chief Executive Officer and director, including as chair of the board of directors from August 2018 to November 2018, of CA, Inc., a provider of software for managing networks, databases, applications, storage and security. From 2008 to 2014, Mr. Gregoire served as a director of ShoreTel, Inc., a provider of business communication solutions, including as chair of the compensation committee from 2010 to 2014. From 2005 to 2012, Mr. Gregoire served as President and Chief Executive Officer of Taleo Corporation, a provider of on-demand talent management software solutions; Mr. Gregoire served as a director of Taleo from 2005 to 2012 and as chair of Taleo’s board of directors from 2008 to 2012. From 2000 to 2005, Mr. Gregoire served as Executive Vice President, Global Services and held various other senior management positions at PeopleSoft, Inc., an enterprise software company that was later acquired by Oracle Corporation. From 1996 to 2000, Mr. Gregoire served as Managing Director for global financial markets at Electronic Data Systems, Inc., a global technology services company, and in various other roles from 1988 to 1996. Mr. Gregoire holds a B.S. in Physics from Wilfrid Laurier University and a M.B.A. from California Coast University. We believe that Mr. Gregoire’s extensive experience in executive leadership with public companies in the software and services sectors, in public company governance as a member and chair of boards and board committees of public companies, and in the technology industry generally qualify him to serve on our board of directors.

Matthew McIlwain has served as a member of our board of directors since May 2007. Since 2002, Mr. McIlwain has served as a Managing Director at Madrona Venture Group, a venture capital firm. Previously, Mr. McIlwain held positions at Genuine Parts Company, McKinsey & Company, and Credit Suisse First Boston. Mr. McIlwain previously served as a director for Apptio, Inc., a provider of technology business management solutions, from 2007 until its acquisition in 2019, and served on the board of directors of Isilon Systems Inc., a computer hardware and software company, prior to its acquisition in 2010. Mr. McIlwain also serves on the board of directors for a number of private companies. Mr. McIlwain holds a B.A. in Government and Economics from Dartmouth College, an M.P.P. in Public Policy from Harvard University’s Kennedy School of Government, and a M.B.A. from Harvard Business School. We believe that Mr. McIlwain’s experience advising and managing growth-oriented technology companies qualifies him to serve on our board of directors.

James N. White has served as a member of our board of directors since May 2014. Since 2000, Mr. White has served as a Managing Director at Sutter Hill Ventures, a venture capital firm. Mr. White previously held senior executive positions at Macromedia, Inc., a software developer, Silicon Graphics, Inc., a provider of graphical computing workstations, and Hewlett-Packard Company. Mr. White previously served on the board of directors of Shutterfly, Inc., an online provider of personalized products and services, from 2005 to June 2015. In addition to Smartsheet, Mr. White currently serves on the board of directors of a number of private companies. Mr. White holds a B.S. in Industrial Engineering from Northwestern University and a M.B.A. from Harvard Business School. We believe that Mr. White’s experience advising and managing growth-oriented technology companies qualifies him to serve on our board of directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE BOARD'S NOMINEES.

Continuing Directors

The directors who are serving for terms that end following the Annual Meeting and their ages, occupations, and lengths of service on our board of directors as of April 20, 2020 are provided in the table below and in the additional biographical descriptions set forth in the text below the table.

Name	Age	Position and Class
Elena Gomez (1)	50	Director, Class I
Mark Mader	49	Director, Class I
Magdalena Yesil(2)(3)	61	Director, Class I
Brent Frei	54	Director, Class III

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating and Corporate Governance Committee

Brent Frei is our co-founder and has served as a member of our board of directors since 2005. Mr. Frei also served as our Chief Marketing Officer from 2007 to December 2016. Since 2018, Mr. Frei has served as Chief Executive Officer and Co-Founder of TerraClear Inc., an agricultural robotics developer. Prior to Smartsheet, Mr. Frei co-founded Onyx Software Corporation, a provider of customer relationship management solutions, where he served as Chief Executive Officer from 1994 to 2004. Mr. Frei holds a B.A./B.E. in Engineering Sciences from Dartmouth College. We believe that Mr. Frei’s perspective as our co-founder and experience serving as a senior executive at large software companies qualify him to serve on our board of directors.

Elena Gomez has served as a member of our board of directors since October 2017. Since May 2016, Ms. Gomez has served as the Chief Financial Officer of Zendesk Inc., a global customer service software company. From 2010 to April 2016, Ms. Gomez served in senior finance roles at salesforce.com, inc., a provider of customer relationship management services, including as Senior Vice President of Finance and Strategy and Senior Vice President of Go-to-Market Distribution. Prior to that, Ms. Gomez held a variety of senior leadership roles at Visa Inc. and The Charles Schwab Corporation between 1998 and 2009. In addition to Smartsheet, Ms. Gomez has served on the board of PagerDuty, Inc., a software-as-a-service incident response platform provider, since October 2018. Ms. Gomez holds a B.S. in Business Administration from the Haas School of Business, University of California, Berkeley. We believe that Ms. Gomez’s senior finance executive experience at technology and finance companies qualifies her to serve on our board of directors.

Mark P. Mader has served as our President and Chief Executive Officer and as a member of our board of directors since January 2006. From 1995 to 2005, Mr. Mader served in various leadership positions at Onyx Software Corporation, a customer relationship management software company acquired by M2M Holdings, including as Senior Vice President of Global Services. From 1993 to 1995, Mr. Mader was a senior associate at Greenwich Associates, a financial consulting firm. Since February 2020, Mr. Mader has served as a member of the board of directors of ZoomInfo Technologies Inc., a comprehensive sales and marketing intelligence platform provider. Mr. Mader holds a B.A. in Geography from Dartmouth College. We believe that Mr. Mader’s experience in the software industry and his perspective and experience as our Chief Executive Officer qualify him to serve on our board of directors.

Magdalena Yesil has served as a member of our board of directors since July 2017. Since 2010, Ms. Yesil has been a member of Broadway Angels, an angel investment group. From 1998 to 2006, Ms. Yesil was a partner at the venture capital firm U.S. Venture Partners. Previously, Ms. Yesil was the founding board member of salesforce.com, inc., a provider of customer relationship management services, and served on its board of directors for six years. Ms. Yesil has been the founder of four technology companies where she has served in various executive roles. Ms. Yesil has also served on the board of Zuora, Inc., a provider of subscription management services, since May 2017. From March 2017 until its acquisition in May 2018, Ms. Yesil served on the board of RPX Corporation, a provider of patent risk management solutions. Ms. Yesil also serves on the board of directors of a number of private companies. Ms. Yesil holds a B.S. in Industrial Engineering and Management Science and an M.S. in Electrical Engineering from Stanford University. We believe that Ms. Yesil’s experience as an entrepreneur, investor, and executive in the technology industry qualifies her to serve on our board of directors.

NON-EMPLOYEE DIRECTOR COMPENSATION

Our non-employee director compensation program is designed to attract, retain, and reward excellent directors and further align the financial interests of our non-employee directors with those of our shareholders. Compensation is determined pursuant to our corporate governance guidelines and upon the recommendation of the compensation committee and approval of the board of directors. Pursuant to its charter, the compensation committee reviews non-employee director compensation at least annually and may recommend adjustments to the board of directors. The compensation committee considers input from Compensia, Inc., its independent compensation consultant, and third-party director compensation surveys and other information, as well as the time commitment required of our directors, among other factors, when evaluating non-employee director compensation.

The following table presents the total compensation for each person who served as a non-employee member of our board of directors during the fiscal year ended January 31, 2020. Other than as set forth in the table, in the fiscal year ended January 31, 2020, we did not make any equity awards or non-equity awards to or pay any other compensation to the non-employee members of our board of directors. Mr. Mader, our President and Chief Executive Officer, received no compensation for his service as a director in the fiscal year ended January 31, 2020. The compensation received by Mr. Mader as President and Chief Executive Officer is presented in the Executive Compensation section of this proxy statement.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Total ($)
Geoffrey T. Barker(4)	53,000	160,466	213,466
Brent Frei	30,000	160,466	190,466
Elena Gomez(5)	50,000	160,466	210,466
Michael Gregoire(6)	4,929	247,051	251,980
Ryan Hinkle(7)	21,000	160,466	181,466
Matthew McIlwain	40,000	160,466	200,466
James N. White	45,500	160,466	205,966
Magdalena Yesil(8)	38,500	160,466	198,966

(1)
The amounts reported represent annual cash retainer amounts for service on the board and its committees related to the fiscal year ended January 31, 2020. Our annual cash retainers are paid quarterly in arrears.

(2)
The amounts reported represent the grant date fair value of the restricted stock units ("RSUs"), granted during the fiscal year ended January 31, 2020 under our 2018 Equity Incentive Plan (the "2018 Plan"), as computed in accordance with FASB ASC 718. The assumptions used in calculating the grant date fair value are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020. These amounts do not necessarily correspond to the actual value recognized or that may be recognized by the directors.

(3)
As of January 31, 2020, each non-employee director, with the exception of Mr. Gregoire, held an RSU award covering 3,519 shares of Class A common stock. These RSU grants will vest on the earlier of (a) the one-year anniversary of the grant date or (b) immediately prior to the next annual meeting of shareholders, subject to the director’s continued service through such date. Notwithstanding the vesting schedule, the RSU grants fully accelerate upon the sale of the Company in a change in control transaction.

(4)	As of January 31, 2020, Mr. Barker held options for the purchase of 196,500 shares of our Class A common stock, all of which were vested as of such date.

(5)
As of January 31, 2020, Ms. Gomez held options for the purchase of 130,000 shares of our Class A common stock, 97,500 shares of which were vested as of such date. Notwithstanding the vesting schedule, the options fully accelerate upon the sale of the Company in a change in control transaction.

(6)
Mr. Gregoire joined our board of directors in December 2019. As of January 31, 2020, Mr. Gregoire held an RSU award covering 5,517 shares of Class A common stock, which he received in connection with his appointment to our board of directors. The RSUs vest in three equal annual installments commencing December 3, 2020, subject to his continued service through each such date. Notwithstanding the vesting schedule, the RSU grants fully accelerate upon the sale of the Company in a change in control transaction.

(7)
Ryan Hinkle resigned from our board of directors and its compensation committee effective September 6, 2019. In connection with his resignation the board of directors approved an acceleration of 3,519 RSUs previously granted to Mr. Hinkle. The "Fees Earned or Paid in Cash" amount for Mr. Hinkle reflects the total payments made to Mr. Hinkle related to his service in the fiscal year ended January 31, 2020.

(8)
As of January 31, 2020, Ms. Yesil held options for the purchase of 130,000 shares of our Class A common stock, 108,333 of which were vested as of such date. Notwithstanding the vesting schedule, the options fully accelerate upon the sale of the Company in a change in control transaction.

Non-Employee Director Cash Compensation

For the fiscal year ended January 31, 2020, our non-employee directors were eligible to receive cash compensation for service on the board of directors and additional annual cash compensation for committee membership, in each case, payable quarterly in arrears and pro-rated for partial quarters served, as follows:

Position	Annual Cash Retainer ($)
Board Member	30,000
Lead Independent Director	15,000
Audit Committee Chair	20,000
Compensation Committee Chair	10,000
Nominating and Corporate Governance Committee Chair	7,500
Audit Committee Member (other than Chair)	8,000
Compensation Committee Member (other than Chair)	5,000
Nominating and Corporate Governance Committee Member (other than Chair)	3,500

Non-Employee Director Equity Grants

Initial Appointment RSU Grant

Each new non-employee director appointed to our board of directors will be granted a restricted stock unit award on the date of his or her appointment to our board of directors (the "Initial Appointment RSU") under the 2018 Plan, having an aggregate value of $250,000 based on the average daily closing price of the Class A common stock on the NYSE in the 10 trading days ending on the day preceding the date of grant. One-third of the Initial Appointment RSUs will vest on each of the first three anniversaries following the date of grant so long as the non-employee director continues to provide services to us through such date. In addition, the Initial Appointment RSUs will fully vest upon the consummation of a corporate transaction (as defined in the 2018 Plan).

If an individual is first elected as a non-employee director at an annual meeting of shareholders, they will be granted an Annual RSU grant, as described below, in lieu of an Initial Appointment RSU.

Annual RSU Grant

On the date of each annual meeting of shareholders, commencing with the Annual Meeting, each non-employee director who is serving on our board of directors, and will continue to serve on our board of directors following the date of such annual meeting, will automatically be granted a restricted stock award (the "Annual RSU") under the 2018 Plan, having an aggregate value of $150,000 based on the average daily closing price of the Class A common stock on the NYSE for the 10 trading days ending on the day preceding the date of grant. The Annual RSUs will fully vest on the earlier of (1) the date of the following year’s annual meeting of shareholders and (2) the date that is one year following the date of grant. In addition, the Annual RSUs will fully vest upon the consummation of a corporate transaction (as defined in the 2018 Plan).

Revised Non-Employee Director Compensation for Service Years Beginning On and After the Annual Meeting

In April 2020, the board of directors approved changes and clarifications to the non-employee director compensation to be effective for service years beginning on and after the Annual Meeting date, including the following:

•	increased the annual retainer of the lead independent director by $5,000;

•	confirmed that all new directors would receive an Initial Appointment RSU grant, even if such director is first elected at an annual meeting of shareholders; and

•	confirmed that Annual RSU grants would be granted in prorated amounts to new directors in order to appropriately reflect compensation for partial service in their first service year.

Accordingly, the full schedule of Non-Employee Director Compensation for service years beginning on and after the Annual Meeting date is set forth in the "Non-Employee Director Cash Compensation for Service Years Beginning On and After Annual Meeting" and "Non-Employee Director Equity Grants for Service Years Beginning On and After Annual Meeting" sections below.

Non-Employee Director Cash Compensation for Service Years Beginning On and After Annual Meeting

For service years beginning on and after the Annual Meeting date, each non-employee director is entitled to receive an annual cash retainer of $30,000 for service on the board of directors and additional annual cash compensation for committee membership as follows:

Position	Annual Cash Retainer ($)
Board Member	30,000
Lead Independent Director	20,000
Audit Committee Chair	20,000
Compensation Committee Chair	10,000
Nominating and Corporate Governance Committee Chair	7,500
Audit Committee Member (other than Chair)	8,000
Compensation Committee Member (other than Chair)	5,000
Nominating and Corporate Governance Committee Member (other than Chair)	3,500

Cash compensation payable to each non-employee director shall be paid quarterly in arrears and shall be prorated for partial quarters served.

Non-Employee Director Equity Grants for Service Years Beginning On and After Annual Meeting

Initial Appointment RSU Grant

Beginning on the Annual Meeting date, each new non-employee director appointed to our board of directors will be granted an Initial Appointment RSU, under the 2018 Plan, having an aggregate value of $250,000 based on the average daily closing price of the Class A common stock on the NYSE in the 10 trading days ending two days preceding the date of grant. One-third of the Initial Appointment RSUs will vest on each of the first three anniversaries following the date of grant so long as the non-employee director continues to provide services to us through such date. In addition, the Initial Appointment RSUs will fully vest upon the consummation of a corporate transaction (as defined in the 2018 Plan). If an individual is first elected as a non-employee director at an annual meeting of shareholders, they will be granted an Initial Appointment RSU, but not the Annual RSU Grant, as a result of the proration guidelines described below.

Annual RSU Grant

Beginning on the Annual Meeting date, on the date of each annual meeting of shareholders each non-employee director who is serving on our board of directors, and will continue to serve on our board of directors following the date of such annual meeting, will automatically be granted an Annual RSU, under the 2018 Plan, having an aggregate value of $150,000 based on the average daily closing price of the Class A common stock on the NYSE for the 10 trading days ending two days preceding the date of grant. For new directors joining the board on or after the Annual Meeting date, the value of a director’s first Annual RSU shall be prorated by an amount determined by multiplying $150,000 by the quotient determined by dividing the number of months that the director has served in his or her first service year by 12. The Annual RSUs will fully vest on the earlier of (1) the date of the following year’s annual meeting of shareholders and (2) the date that is one year following the date of grant. In addition, the Annual RSUs will fully vest upon the consummation of a corporate transaction (as defined in the 2018 Plan).

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected Deloitte & Touche LLP to be our independent registered public accounting firm for the fiscal year ending January 31, 2021 and recommends that the shareholders vote for ratification of such appointment. Deloitte & Touche LLP has been engaged as our independent registered public accounting firm since April 30, 2020. The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2021 will be determined by the vote of a majority of the voting power of the shares present or represented at the Annual Meeting and voting affirmatively or negatively on the proposal. In the event of a negative vote on such ratification, the audit committee may, but is not required to, reconsider its appointment. We expect representatives of Deloitte & Touche LLP and PricewaterhouseCoopers LLP ("PwC"), our former independent registered public accounting firm, to be present at the Annual Meeting; they will be given the opportunity to make a statement at the Annual Meeting if they desire to do so, and will be available to respond to appropriate questions.

Audit and Related Fees

The following table sets forth the aggregate fees for audit and other services provided by PricewaterhouseCoopers LLP, our former independent registered public accounting firm, for the fiscal years ended January 31, 2020 and 2019 (in thousands):

	Fiscal Year Ended
	2020	2019
Audit Fees(1)	$3,443	$1,139
Audit-related Fees	—	—
Tax Fees(2)	34	57
All Other Fees(3)	1	1
Total Fees	$3,478	$1,197

(1)
Audit fees consist of fees billed for professional services provided in connection with the audit of our annual consolidated financial statements and audit of internal control over financial reporting (for the fiscal year ended January 31, 2020), reviews of our quarterly consolidated financial statements, and audit services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings such as comfort letters and consents.

(2)	Tax fees for the fiscal years ended January 31, 2020 and 2019 consist of fees for services related to tax consulting.

(3)	All other fees consist of fees for services other than the services reported in audit fees, audit-related fees, and tax fees.

The audit committee's policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services, and other services. The audit committee generally pre-approves particular services or categories of services on a case-by-case basis. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with these pre-approvals, and the fees for the services performed to date.

All of the services of PwC for our fiscal years ended January 31, 2020 and 2019 described above were pre-approved by the audit committee.

Changes in Independent Registered Public Accounting Firm

On April 29, 2020 our audit committee dismissed PwC as the Company's independent registered public accounting firm. The reports of PwC on the consolidated financial statements of the Company and its subsidiaries as of and for the fiscal years ended January 31, 2020 and 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended January 31, 2020 and 2019 and during the interim period through April 29, 2020 there were (i) no disagreements within the meaning of Item 304(a)(1)(iv) of Regulation S-K between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to PwC's satisfaction, would have caused PwC to make reference thereto in their reports, and (ii) no "reportable events" within the meaning of Item 304(a)(1)(v) of Regulation S-K, except for:

a.
For the fiscal year ended January 31, 2020 - the material weaknesses in the Company's internal controls over financial reporting previously reported in Item 9A of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2020 filed on March 31, 2020 which related to an ineffective control environment resulting from insufficient resources with appropriate level of controls knowledge and expertise commensurate with our financial reporting requirements and which contributed to additional material weaknesses in that the Company did not design and maintain effective (1) information technology general controls for program change management, user access, and computer operations, and (2) controls relating to order entry and pricing during our billing and revenue process; and

b.
For the fiscal year ended January 31, 2019 - the material weakness in the Company's internal controls over financial reporting previously reported in Item 9A of the Company's Annual Report on Form 10-K for the fiscal year ended January 31, 2019 filed on April 1, 2019 which related to a lack of qualified accounting and financial reporting personnel with an appropriate level of experience.

We previously provided PwC with a copy of the above disclosures as included in our Form 8-K filed with the SEC on April 30, 2020, and requested PwC to furnish us with a letter addressed to the SEC stating whether PwC agreed with the statements made by us in response to Item 304(a) of Regulation S-K and, if not, stating the respects in which it does not agree. A copy of PwC’s letter, dated April 30, 2020, is attached as Exhibit 16.1 to that Form 8-K, and is incorporated herein by reference.

On April 29, 2020, the audit committee approved the engagement of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2021, effective immediately. During the Company's two most recent fiscal years ended January 31, 2020 and 2019, and during the interim period through April 29, 2020, neither the Company nor anyone acting on its behalf consulted with Deloitte & Touche LLP regarding any of the matters described in Items 304(a)(2)(i) and (ii) of Regulation S-K. Deloitte & Touche LLP is aware of the material weaknesses described above.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3: ADVISORY NON-BINDING VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

We are asking our shareholders to vote to approve, on an advisory non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement, in accordance with the requirements of Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act. As described in detail under the section titled “Compensation Discussion and Analysis,” our executive compensation program is designed to drive and reward performance and align the compensation of our named executive officers with the long-term interests of our shareholders. Please read the “Compensation Discussion and Analysis” and the compensation tables and narrative disclosure that follow for additional details about our executive compensation program, including information about the compensation of our named executive officers for the fiscal year ended January 31, 2020.

This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our named executive officers’ compensation as a whole. This vote is not intended to address any specific element of compensation but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this proxy statement. Our board of directors and our compensation committee believe that these policies and practices are effective in implementing our compensation philosophy and in achieving our compensation program goals. Accordingly, we are asking our shareholders to vote “FOR” the following resolution:

"RESOLVED, that the shareholders hereby approve, on an advisory non-binding basis, the compensation paid to the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including in the 'Compensation Discussion and Analysis' section, the compensation tables, and the narrative discussions that accompany the compensation tables."

The approval of this advisory non-binding proposal requires the affirmative vote of a majority of the voting power of the shares of our Class A common stock present in person or by proxy at the Annual Meeting and entitled to vote thereon. As an advisory vote, the outcome of the vote on this proposal is not binding. However, our management team, our board of directors, and our compensation committee, which is responsible for designing and administering our executive compensation program, value the opinions expressed by our shareholders, whether through this vote or otherwise, and will consider the outcome of this vote when making future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY NON-BINDING BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4: ADVISORY NON-BINDING VOTE ON THE FREQUENCY OF FUTURE ADVISORY NON-BINDING VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

In accordance with Section 14A of the Exchange Act and the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking our shareholders to advise our board of directors, in an advisory non-binding vote, on whether we should conduct an advisory non-binding vote to approve named executive officer compensation (that is, votes similar to the advisory vote in Proposal No. 3 above) every one, two, or three years.

By voting on this proposal, shareholders may indicate whether they would prefer that we conduct future advisory non-binding votes to approve the compensation of our named executive officers every one, two, or three years. Our board of directors has determined that an annual advisory non-binding vote to approve the compensation of our named executive officers will allow our shareholders to provide timely and direct input on our executive compensation philosophy, policies, and practices as disclosed in the proxy statement each year. Our board believes that an annual vote is therefore consistent with our efforts to engage in an ongoing dialog with our shareholders on executive compensation and corporate governance matters.

Shareholders will not be voting to approve or disapprove of the recommendation of our board of directors. The proxy card provides shareholders with the opportunity to choose among four options for this proposal (holding the vote every one, two, or three years, or abstaining). The frequency that receives the highest number of votes from the voting power of the shares present or represented at the Annual Meeting will be deemed to be the frequency selected by our shareholders.

As an advisory vote, this proposal will not be binding on the Company, our board of directors, or our compensation committee in any way. As such, the results of the vote will not be construed to create or imply any change to the fiduciary duties of our board of directors. Our board of directors may decide that it is in the best interests of our shareholders and the Company to hold an advisory non-binding vote on our named executive officer compensation more or less frequently than the option approved by our shareholders. Notwithstanding the advisory non-binding nature of this vote, our board of directors values the opinions of our shareholders, and will consider the outcome of the vote when setting the frequency of the advisory vote on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE OPTION OF "ONE YEAR" AS THE PREFERRED FREQUENCY FOR FUTURE ADVISORY NON-BINDING VOTES TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

AUDIT COMMITTEE REPORT

The information contained in this audit committee report shall not be deemed to be “soliciting material,” “filed” with the SEC, subject to Regulations 14A or 14C of the Exchange Act, or subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that Smartsheet specifically incorporates this report or a portion of it by reference.

The audit committee assists our board of directors in oversight of (1) our accounting and financial reporting processes and the audits of our financial statements; (2) the independent auditor’s qualifications, independence, and performance; (3) our internal audit function and the performance of our internal controls; (4) financial, operational, and security risk exposures; and (5) our compliance with legal and regulatory requirements. PricewaterhouseCoopers LLP, the Company’s former independent registered public accounting firm, was responsible for auditing the financial statements prepared by our management for the fiscal year ended January 31, 2020.

In connection with our review of Smartsheet’s audited financial statements for the fiscal year ended January 31, 2020, we relied on reports received from PricewaterhouseCoopers LLP as well as the advice and information we received during discussions with Smartsheet’s management. In this context, we hereby report as follows:

a.	the audit committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2020 with Smartsheet’s management;

b.	the audit committee has discussed with PricewaterhouseCoopers LLP, the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board ("PCAOB");

c.
the audit committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP, required by applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the audit committee concerning independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company; and

d.
based on the review and discussion referred to in paragraphs (a) through (c) above, the audit committee recommended to Smartsheet’s board of directors that the audited financial statements be included in Smartsheet’s Annual Report on Form 10-K for the year ended January 31, 2020, for filing with the SEC.

Members of the audit committee:

Elena Gomez (Chair)
Geoffrey T. Barker
James N. White

EXECUTIVE OFFICERS

The following table provides information regarding our executive officers as of April 20, 2020.

Name	Age	Position(s)
Mark P. Mader	49	President, Chief Executive Officer, and Director
Jennifer E. Ceran	56	Chief Financial Officer and Treasurer
Michael Arntz	59	Chief Revenue Officer and Executive Vice President of Worldwide Field Operations
Gene M. Farrell	53	Chief Product Officer
Praerit Garg	48	Chief Technology Officer and Executive Vice President of Engineering
Anna Griffin	49	Chief Marketing Officer
Kara Hamilton	52	Chief People and Culture Officer
Paul T. Porrini	58	Chief Legal Officer and Secretary

For information regarding Mr. Mader, please refer to "Proposal 1 - Election of Directors."

Jennifer E. Ceran has served as our Chief Financial Officer since September 2016 and our Treasurer since October 2016. Before joining us, Ms. Ceran served as the Chief Financial Officer of Quotient Technology, Inc., an online marketing platform, from September 2015 to September 2016. From 2012 to September 2015, Ms. Ceran served as Vice President of Finance at Box, Inc., a cloud content management platform. From 2003 to 2012, Ms. Ceran served in various leadership roles at eBay Inc., a global commerce and payments platform, including as Vice President of Investor Relations, Vice President of Financial Planning and Analysis, and Vice President and Treasurer. Ms. Ceran currently serves as a director on a number of private company boards. Ms. Ceran holds a B.A. in Communications and French from Vanderbilt University and a M.B.A. in Finance and Accounting from the University of Chicago, Booth School of Business. Ms. Ceran plans to retire after we complete a transition to her successor.

Michael Arntz has served as our Chief Revenue Officer and Executive Vice President of Worldwide Field Operations since March 2019, and previously served as our Senior Vice President of Worldwide Field Operations from October 2016 to March 2019. Before joining us, Mr. Arntz served as Senior Vice President of Sales, America at NetSuite Inc., a business management software company, from January 2015 to October 2016. From 2013 to 2014, Mr. Arntz was Executive Vice President of Worldwide Sales at Kenandy, Inc., a provider of cloud enterprise resource planning solutions. From 1994 to 2013, Mr. Arntz held several leadership roles at Oracle Corporation, a computer technology company, including as Group Vice President, North America Application Sales. Mr. Arntz holds a B.S. in Engineering and Biology from Michigan Technological University.

Gene M. Farrell has served as our Chief Product Officer since March 2019, and previously served as our Senior Vice President of Product from November 2017 to March 2019 and our Senior Vice President from June 2017 to November 2017. Before joining us, Mr. Farrell served as Vice President and General Manager of Enterprise Applications at Amazon Web Services, an on-demand cloud computing platform and subsidiary of Amazon.com, Inc., from 2014 to May 2017. From 2012 to 2014, Mr. Farrell served as the General Manager of Amazon WorkSpaces and EC2 Windows, a subsidiary of Amazon Web Services. From 2005 to 2012, Mr. Farrell served as Vice President and General Manager of Coca-Cola Freestyle Global Business Unit. Mr. Farrell holds a B.A. in Business from the University of Washington and a M.B.A. from Emory University’s Goizueta Business School.

Praerit Garg has served as our Chief Technology Officer and Executive Vice President of Engineering since February 2019. Before joining us, Mr. Garg served as the General Manager of Identity & Directory Access Services at Amazon Web Services from 2014 to June 2018. From 2013 to 2014, he was the Chief Products Officer at Chronus Corporation, a software solution for talent and career development. Prior to that, Mr. Garg was President and Co-Founder of Symform, Inc., a cloud storage network, from 2007 until its acquisition by Quantum Corporation in 2013. From 1995 to 2007, Mr. Garg held multiple senior roles, including Senior Director of Engineering, at Microsoft Corporation. Mr. Garg holds a B.E. from the Birla Institute of Technology and Science and a M.S. from Purdue University.

Anna Griffin has served as our Chief Marketing Officer since April 2019. Before joining us, Ms. Griffin served as Chief Marketing Officer of IEX Group, Inc., a stock exchange for U.S. equities, from December 2018 to April 2019. From 2014 to November 2018, Ms. Griffin served as Senior Vice President Global Marketing for CA Technologies, a provider of systems and applications software and a wholly-owned subsidiary of Broadcom Inc. From 2009 to 2014, Ms. Griffin served as the Vice President of Global Marketing for Juniper Networks, Inc., a provider of networking products, and prior to that Ms. Griffin held various positions with Nortel Networks Corporation; McKinney Ventures, LLC; and marchFIRST, Inc. Ms. Griffin holds a B.S. in Marketing from East Carolina University.

Kara Hamilton has served as our Chief People and Culture Officer since March 2019, and previously served as our Senior Vice President of People Operations from January 2018 to March 2019, our Vice President of People Operations from September 2016 to December 2017, our Vice President of Finance and Human Resources from 2014 to September 2016, and our Director of Finance from 2012 to 2014. In 2012, Ms. Hamilton was the Senior Director of Finance and Corporate Affairs at BlueView Technologies, Inc., a provider of acoustic imaging and measurement solutions that was acquired by Teledyne RD Instruments, Inc., and from 2010 to 2012, she was the Director of Finance at GoAhead Software Inc., a service availability software company that was acquired by Oracle Corporation. From 2007 to 2009, Ms. Hamilton was the

Vice President of Finance for Vigilos, Inc., an enterprise security solutions provider, and held various other positions in finance and operations at Vigilos, Inc. from 2000 to 2006. Ms. Hamilton holds a B.S. in Commerce from Santa Clara University.

Paul T. Porrini has served as our Chief Legal Officer since March 2019 and our Secretary since April 2019. Mr. Porrini previously served as our General Counsel from March 2018 to March 2019. Before joining us, Mr. Porrini served as President and Chief Executive Officer at YuMe, Inc., a video advertising technology platform, from November 2016 to February 2018. From 2012 to October 2016, Mr. Porrini served in various other executive positions at YuMe, Inc., including as Executive Vice President, General Counsel, and Secretary. From February 2008 to 2012, Mr. Porrini served as Vice President, Deputy General Counsel, and Assistant Secretary at Hewlett-Packard Company, a global provider of technology and software products, and from 2001 to 2008 he served in a variety of other legal roles with Hewlett-Packard. From 1999 to 2001, Mr. Porrini served as Senior Vice President, General Counsel, and Secretary of Bluestone Software, Inc., a web application server software company that was acquired by Hewlett-Packard. Prior to that, Mr. Porrini held partner and associate roles at several law firms. Mr. Porrini began his legal career as an Attorney Advisor in the Division of Corporation Finance with the SEC. Mr. Porrini holds a B.S. in Quantitative Business Analysis from Pennsylvania State University, a J.D. from the Widener University School of Law, and a L.L.M. (Taxation) from the Georgetown University Law Center.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS, DIRECTORS, AND MANAGEMENT

The following table presents information about the ownership of our securities as of April 15, 2020 for:

•	each person or entity who we know beneficially owns more than five percent of any class of our voting securities;

•	each of our named executive officers as set forth in the summary compensation table included in the "Compensation Discussion and Analysis" section of this proxy statement;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

Unless otherwise noted, the address of each beneficial owner listed in the tables below is Smartsheet Inc., 10500 NE 8th Street, Suite 1300, Bellevue, Washington 98004.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated in the footnotes below, we believe, based on the information ascertainable to us from public filings or furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they own, subject to applicable community property laws.

The security ownership information is provided as of April 15, 2020, and, in the case of percentage ownership information, is based on 119,294,653 shares of Class A common stock outstanding. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of April 15, 2020 or RSUs vesting within 60 days of April 15, 2020 to be outstanding and to be beneficially owned by the person holding the option or RSU for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person except for purposes of computing the percentage ownership of all executive officers and directors as a group.

Class A common stock trades on the NYSE under the symbol "SMAR."

Name of Beneficial Owner	Number of Shares Beneficially Owned	Total Ownership %
Named Executive Officers and Directors:
Mark P. Mader(1)	1,911,575	1.60%
Jennifer E. Ceran(2)	608,064	*
Michael Arntz(3)	571,377	*
Praerit Garg(4)	75,075	*
Anna Griffin(5)	32,087	*
Geoffrey T. Barker(6)	981,599	*
Brent Frei(7)	5,162,560	4.33%
Elena Gomez(8)	139,181	*
Michael Gregoire	—	*
Matthew McIlwain(9)(10)	1,570,903	1.32%
James N. White(11)	522,692	*
Magdalena Yesil(12)	211,419	*
All executive officers and directors as a group (15 persons)(13)	12,501,294	10.20%

5% Shareholders:
Capital World Investors(14)	13,659,333	11.45%
The Vanguard Group(15)	8,836,380	7.40%

(*)	Represents less than one percent (1%).

(1)
Represents (a) 800,532 shares of Class A common stock, (b) 944,841 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 15, 2020, (c) 3,702 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 15, 2020, and (d) 81,250 shares of Class A common stock held by each of the (i) T77A Trust, Douglas Porter, Trustee and (ii) T49C Trust, Douglas Porter, Trustee, trusts for the benefit of Mr. Mader’s children.

(2)
Represents (a) 81,854 shares of Class A common stock, (b) 525,034 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 15, 2020, and (c) 1,176 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 15, 2020.

(3)
Represents (a) 5,903 shares of Class A common stock, (b) 564,298 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 15, 2020, and (c) 1,176 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 15, 2020.

(4)
Represents (a) 20,279 shares of Class A common stock, (b) 49,392 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 15, 2020, and (c) 5,404 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 15, 2020.

(5)	Represents (a) 9,046 shares of Class A common stock, and (b) 23,041 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 15, 2020.

(6)
Represents (a) 781,580 shares of Class A common stock, (b) 196,500 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 15, 2020, and (c) 3,519 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 15, 2020.

(7)
Represents (a) 5,034,041 shares of Class A common stock, (b) 3,519 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 15, 2020, and (c) 25,000 shares of Class A common stock held by each of the (i) Samantha Frei Irrevocable Trust dated January 7, 2018, Mark A. Frei, Trustee, (ii) Sofia Frei Irrevocable Trust dated January 7, 2018, Mark A. Frei, Trustee, (iii) Tessa Frei Irrevocable Trust dated January 7, 2018, Mark A. Frei, Trustee, (iv) Thomas Frei Irrevocable Trust dated January 7, 2018, Mark A. Frei, Trustee, and (v) Tucker Frei Irrevocable Trust dated January 7, 2018, Mark A. Frei, Trustee, trusts for the benefit of Mr. Frei’s children.

(8)
Represents (a) 3,519 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 15, 2020, (b) 115,555 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 15, 2020, and (c) 20,107 shares of Class A common stock held by The Juan L. Gomez and Elena C. Gomez Declaration of Trust Dated April 2, 2009, Juan L. Gomez and Elena C. Gomez, Trustees.

(9)	Represents (a) 124,868 shares of Class A common stock, and (b) 3,519 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 15, 2020.

(10)
Represents (a) 1,149,892 shares of Class A common stock held by Madrona Venture Fund III, L.P., or Madrona Fund III, (b) 45,934 shares of Class A common stock held by Madrona Venture Fund III-A, L.P., or Madrona Fund III-A, (c) 240,560 shares of Class A common stock held by Madrona Venture Fund IV, L.P., or Madrona Fund IV, and (d) 6,130 shares of Class A common stock held by Madrona Venture Fund IV-A, L.P., or Madrona Fund IV-A. Matthew McIlwain, a member of our board of directors, Tom Alberg, Paul Goodrich Tim Porter, Scott Jacobson, and Len Jordan are the managing directors of Madrona III General Partner, LLC, or Madrona III LLC, which is the general partner of Madrona Investment Partners III, L.P., or Madrona Partners III, which in turn is the general partner of each of Madrona Fund III and Madrona Fund III-A. In addition, Messrs. Goodrich, Alberg, McIlwain, Porter, Jacobson, and Jordan are the managing directors of Madrona IV General Partner, LLC, or Madrona IV LLC, which is the general partner of Madrona Investment Partners IV, L.P., or Madrona Partners IV, which in turn is the general partner of each of Madrona Fund IV and Madrona Fund IV-A. Messrs. Goodrich, Alberg, McIlwain, Porter, Jacobson, and Jordan have shared voting and dispositive power over the shares held by Madrona Fund III, Madrona Fund III-A, Madrona Fund IV, and Madrona Fund IV-A. The address of Madrona Venture Group is 999 Third Avenue, 34th Floor, Seattle, Washington 98104.

(11)
Represents (a) 10,000 shares of Class A common stock, (b) 3,519 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 15, 2020, (c) 272,219 shares of Class A common stock held by a trust of which James N. White is a trustee, (d) 47,390 shares of Class A common stock held by a children’s irrevocable trust, of which James N. White is a trustee, and (e) 47,391 shares of Class A common stock held by each of four children’s trusts, for each of which James N. White is a trustee.

(12)
Represents (a) 10,000 shares of Class A common stock, (b) 3,519 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 15, 2020, (b) 126,388 shares underlying options to purchase Class A common stock that are exercisable within 60 days of April 15, 2020, (c) 35,755 shares of Class A common stock held by Magdalena Yesil, Trustee of the Justin Yeshil Wickett Trust dated December 10, 1990, and (d) 35,757 shares of Class A common stock held by Magdalena Yesil, Trustee of the Troy Kevork Wickett Trust dated December 10, 1990.

(13)
Consists of (a) 9,277,510 shares of Class A common stock beneficially owned, (b) 35,403 shares of Class A common stock issuable upon the settlement of RSUs releasable within 60 days of April 15, 2020, and (c) 3,188,381 shares of Class A common stock subject to outstanding options that are exercisable within 60 days of April 15, 2020.

(14)
Based on information reported in an amendment to Schedule 13G filed on February 14, 2020. Consists of 13,659,333 shares held by Capital World Investors. The address for Capital World Investors is 333 South Hope Street, Los Angeles, CA 90071.

(15)
Based on information reported in a Schedule 13G filed on February 11, 2020. Consists of 8,836,380 shares held by The Vanguard Group. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 39,938 shares of Class A common stock as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 26,002 shares of Class A common stock as a result of its serving as investment manager of Australian investment offerings. The address of The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act requires our directors, officers, and beneficial holders of more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities.

To our knowledge, all of Smartsheet’s applicable directors, officers, and beneficial holders of more than 10% of Smartsheet’s common stock complied with all of the Section 16(a) reporting requirements applicable to them with respect to transactions during the fiscal year ended January 31, 2020, with the exception of Mr. Barker, who, due to clerical errors with the broker of the transactions, filed one late Form 4 on October 25, 2019 relating to the sale of 8,350 shares of Class A common stock on each of October 16, 2019 and October 17, 2019.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

The following Compensation Discussion and Analysis describes the philosophy, objectives, and structure of our compensation program for our principal executive officer, principal financial officer, and our three most highly-compensated executive officers (other than our principal executive officer and principal financial officer) during the fiscal year ended January 31, 2020. Mark P. Mader, our President and Chief Executive Officer, is our principal executive officer, and Jennifer E. Ceran, our Chief Financial Officer and Treasurer, is our principal financial officer. These individuals are collectively referred to as our "named executive officers." For the fiscal year ended January 31, 2020, our named executive officers were:

•	Mark P. Mader, President and Chief Executive Officer;

•	Jennifer E. Ceran, Chief Financial Officer and Treasurer;

•	Michael Arntz, Chief Revenue Officer and Executive Vice President of Worldwide Field Operations;

•	Praerit Garg, Chief Technology Officer and Executive Vice President of Engineering; and

•	Anna Griffin, Chief Marketing Officer.

Executive Summary

Smartsheet was founded in 2005 with a vision to build a universal solution for work execution that does not require coding capabilities. We are the platform for enterprise achievement, enabling teams and organizations to plan, capture, manage, automate, and report on work at scale, resulting in more efficient processes and better business outcomes. Our platform serves as a single source of truth across projects, processes, and initiatives and fosters accountability and engagement within teams, leading to more efficient decision-making and better business outcomes.
Highlights of Fiscal 2020 Corporate Performance
Specific highlights of our financial performance include:

•
Revenue - Total revenue was $270.9 million, an increase of 52% year over year. Subscription revenue was $244.1 million, an increase of 55% year over year. Professional services revenue was $26.8 million, an increase of 33% year over year.

•
Operating Loss - GAAP operating loss was $103.8 million, or 38% of total revenue, compared to GAAP operating loss of $55.1 million, or 31% of total revenue, in the fiscal year ended January 31, 2019. Non-GAAP operating loss was $62.8 million, or 23% of total revenue, compared to non-GAAP operating loss of $38.5 million, or 22% of total revenue, in the fiscal year ended January 31, 2019.

•
Net Loss - GAAP net loss attributable to common shareholders was $95.9 million, compared to $53.9 million in the fiscal year ended January 31, 2019. GAAP net loss per share was $0.85, compared to GAAP net loss per share of $0.65 in the fiscal year ended January 31, 2019. Non-GAAP net loss was $55.0 million, compared to non-GAAP net loss of $36.0 million in the fiscal year ended January 31, 2019. Non-GAAP net loss per share was $0.49, compared to non-GAAP net loss per share of $0.36 in the fiscal year ended January 31, 2019.

•
Cash Flow - Net operating cash flow was negative $10.9 million, compared to net operating cash flow of negative $2.9 million in the fiscal year ended January 31, 2019. Net free cash flow was negative $26.9 million, compared to negative $14.9 million in the fiscal year ended January 31, 2019.

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, we provide investors with certain non-GAAP financial measures, including operating loss, net loss, net loss per share, free cash flow, and calculated billings. For a full reconciliation for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP, please see our 2020 Annual Report and Exhibit 99.1 to our Current Report on Form 8-K filed March 17, 2020.

Highlights of Fiscal 2020 Executive Compensation Program

Consistent with our performance and compensation objectives for the fiscal year ended January 31, 2020, our compensation committee took the following key actions relating to the compensation of our named executive officers for such fiscal year:

•
Base Salary – Approved annual base salary increases ranging from 8.3% to 16.7% for those named executive officers who received salary increases, as we continue to transition the compensation of our named executive officers to levels that are more consistent with those of our compensation peer group.

•
Annual Performance-Based Incentives – Awarded annual performance bonuses equal to 100% of each named executive officer's target bonus percentage for achievement of the performance objectives established for the fiscal year ended January 31, 2020 under our 2019 Cash Incentive Plan (the "2019 CIP").

•
Long-Term Incentive Compensation – Granted long-term incentive compensation under our 2018 Equity Incentive Plan (the "2018 Plan"), in the form of stock options to purchase shares of our Class A common stock and service-based vesting restricted stock units that may be settled for shares of our Class A common stock to further align the long-term incentive opportunities of our named executive officers with those of our shareholders. Stock option grants support the achievement of strong share price growth and restricted stock unit grants serve to align the interests of management with our shareholders and act as an important retention mechanism. Both the stock option grants and restricted stock unit grants vest as to 25% on the first anniversary of vesting commencement and in equal installments quarterly thereafter until they are fully vested on the fourth anniversary of the vesting commencement date. The grant date fair values of these equity awards are set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards for Fiscal 2020" below.

Fiscal 2020 Executive Compensation Policies and Practices

Our executive compensation policies and practices reinforce our pay for performance philosophy and align with sound governance principles. The compensation committee regularly reviews best practices in executive compensation; the highlights of our compensation policies and practices for the fiscal year ended January 31, 2020 are listed below:

What We Do	What We Don't Do
Align annual bonuses with objective performance measures	No guaranteed bonuses or base salary increases for executive officers
Deliver a majority of the total executive officer compensation using equity-based compensation to further align the interests of our executives with those of our shareholders	No "single trigger" cash or equity change in control benefits
Set a minimum threshold level of achievement for funding non-equity incentive payout	No post-termination retirement, pension, or deferred compensation benefits
Establish a maximum cap on non-equity incentive payout amounts	No tax gross ups on severance or change in control benefits
Maintain a compensation committee composed of solely independent directors with extensive relevant experience	No hedging or pledging of Company stock by employees or directors
Conduct reviews of executive compensation strategy, competitiveness, and peer group on no less than an annual basis	No health or other benefits are provided to executive officers other than those generally available to all Company employees
Engage an independent compensation consultant to provide expert advice on executive compensation
Utilize double-trigger change in control provisions for acceleration of equity awards for our executive officers
Maintain an executive compensation recovery policy to recover incentive compensation resulting from executive misconduct
Maintain stock ownership guidelines for directors and executive officers to align their interests with those of our shareholders

Say-on-Pay and Say-on-Frequency Advisory Shareholder Votes on Executive Compensation

For the fiscal year ended January 31, 2020, we were an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the "JOBS Act"), and previously were not required to hold advisory votes on either the compensation of our named executive officers (commonly referred to as a “say-on-pay” vote) or the frequency of future advisory votes on the compensation of our named executive officers (commonly referred to as a"say-on-frequency" vote). As of January 31, 2020 we are no longer an “emerging growth company,” and at the Annual Meeting we will be conducting our first advisory votes on both say-on-pay and say-on-frequency, as described further in, respectively, Proposal No. 3 and Proposal No. 4 of this proxy statement. Although these are non-binding advisory votes, we value the opinions of our shareholders, and our board of directors and our compensation committee will consider the outcome of the say-on-pay advisory vote and the related say-on-frequency advisory vote, in addition to other relevant shareholder feedback that may be received throughout the year, when making compensation decisions for our named executive officers. For more information on the say-on-pay or say-on-frequency votes, please review the proposals set forth earlier in this proxy statement.

Executive Compensation Philosophy, Objectives, and Design

Our overall compensation philosophy is to deliver an executive compensation program that attracts and retains exceptional executive officers, supports business objectives, drives and rewards performance, and continues to align the compensation of our executive officers with the long-term interest of, and value creation for, our shareholders. To achieve these objectives, we strive to utilize compensation plans that tie a substantial portion of our executive officers' overall compensation to key financial goals that support our business strategy.

Our executive compensation program is primarily designed around base salary, short-term annual bonus opportunity, and long-term equity incentives, but also includes benefits and certain change in control payments and rewards. In determining the amounts of such compensation awarded to each named executive officer, our compensation committee looks at the overall compensation package and the relative amount of each element on a stand-alone basis for each individual to determine whether such amounts, individually and collectively, align with and further the philosophy and objectives of our executive compensation program. We structure our executive compensation program to be heavily weighted towards long-term equity incentives as we continue to move the compensation of our named executive officers to levels that are in line with those of our compensation peer group, which we believe correlates with long-term shareholder interests.

We evaluate our executive compensation philosophy and executive compensation program as circumstances require, and we review our executive compensation philosophy, program design, and competitiveness annually. As part of this review process, our compensation committee applies our values and the objectives outlined above. We do not believe that our executive compensation program creates risks that are reasonably likely to have a material adverse effect on the Company.

Process for Setting Executive Compensation

Role of the Compensation Committee

Our compensation committee acts on behalf of the board of directors in overseeing our compensation structure, policies, and programs generally, and in overseeing and evaluating the compensation plans, policies, and practices applicable to our executive officers. The compensation committee meets several times near the beginning of each fiscal year and at other times to review our executive compensation programs, assess the Company's compensation risk profile, establish the compensation peer group, establish the Company performance measures used to set the bonus opportunities for the fiscal year, and review the total compensation structure for our executive officers in order to ensure alignment with our compensation philosophy.

Our compensation committee has responsibility for establishing our compensation philosophy and objectives; determining the structure, components and other elements of our compensatory programs, including the mix of various components; and reviewing and approving the compensation of our named executive officers and the risk to the Company resulting from our compensation policies. Our compensation committee has the authority to retain, and has retained, an independent compensation consultant to provide support to the compensation committee in its review and oversight of our executive compensation program. Our compensation committee reviews the base salary levels, short-term annual bonus opportunity, and long-term equity incentive opportunities of our named executive officers, each fiscal year at the beginning of the year, or more frequently as warranted.

In making decisions about the compensation of our named executive officers, the members of our compensation committee take a holistic approach that considers a number of factors, including:

•	each individual executive’s knowledge, skills, experience, qualifications, and tenure relative to other similarly situated executives at the companies in our compensation peer group;

•	the scope of each executive’s role and responsibilities compared to other similarly situated executives at the companies in our compensation peer group;

•
the prior performance of each individual executive, based on a subjective assessment of his or her contributions to our overall performance, ability to lead his or her business unit or function, and work as part of a team;

•	the potential of each individual executive to contribute to our long-term financial, operational, and strategic objectives;

•	our Chief Executive Officer’s compensation relative to that of our other executives, and compensation parity among our executives;

•	our operational performance relative to our compensation and performance peers;

•
the compensation practices of our compensation peer group (described in greater detail below) and the positioning of each executive’s compensation in a ranking of peer company compensation levels based on an analysis of competitive market data; and

•	the recommendations of our Chief Executive Officer with respect to the compensation of our other executives.

These factors provide the framework for compensation decision-making and final decisions regarding the compensation opportunity for each named executive officer.

The members of our compensation committee consider all of this information, without placing any particular weighting on any single factor, in light of their individual experience, knowledge of the Company, knowledge of the competitive market, knowledge of each named executive officer, and business judgment in making their decisions.

Role of the Management & Chief Executive Officer

Our compensation committee works with members of our management, including our Chief Executive Officer, who provide management perspective on compensation matters and information on corporate and individual performance. Our Chief Executive Officer makes compensation recommendations to our compensation committee for each of our executive officers with the exception of himself. The compensation committee places a premium on the Chief Executive Officer's performance evaluations of the other executive officers due to his direct knowledge of their work, contributions, leadership, and alignment with our corporate values. Our Chief Executive Officer does not participate in decisions involving his own compensation.

Role of Independent Compensation Consultant

The compensation committee has retained the services of Compensia, Inc., a nationally recognized compensation consulting firm, to serve as its independent compensation consultant. The compensation committee has assessed, and periodically confirms, the necessary criteria and has determined that the engagement of Compensia does not raise any conflicts of interest or other similar concerns. Compensia reports directly to the compensation committee and does not provide any non-compensation related services to the Company. Compensia does not make specific compensation-related recommendations, although it does use competitive market data to provide compensation ranges, taking into consideration the Company’s compensation peer group, for the compensation committee to consider. Compensia attends certain compensation committee meetings, executive sessions, and preparatory meetings with the committee chair and certain executive officers, as requested by the compensation committee. Compensia also advises the compensation committee on public disclosures relating to our executive compensation program and assists the compensation committee in assessing risks under our compensation programs.

Competitive Positioning and Use of Market Data

For purposes of comparing our executive compensation practices, our compensation committee, based on the recommendation of Compensia, determined a defined peer group for reference in making executive officer compensation decisions for the fiscal year ended January 31, 2020. This peer group was selected by taking into account revenue and revenue growth, market capitalization, net profitability, and time spent as a publicly traded company. On no less than an annual basis, our compensation committee reviews our compensation peer group and makes adjustments as necessary, considering relevant changes to our business and the business of our identified peers. To assist with the determination of the compensation of our executive officers for the fiscal year ended January 31, 2020, our compensation committee used the following compensation peer group:

Alteryx	Elastic	Pluralsight
Anaplan	Five9	Twilio
AppFolio	HubSpot	Workiva
Apptio	MongoDB	Zendesk
Avalara	Okta	Zuora
Coupa Software	Paylocity Holding

Fiscal Year 2021 Peer Group Changes

In light of our performance and continued maturation as a public company, the compensation committee and Compensia reviewed the peer group in December 2019 to ensure its continued validity. Changes were made to the peer group to inform the best decision making for our executive compensation for the fiscal year ending January 31, 2021 based on, among other things, the addition of newly public comparable companies, the elimination of newly acquired companies that lose their independence and public reporting status, and other factors described above. The compensation committee determined that such changes would improve the peer group’s utility in setting competitive compensation that attracts and retains exceptional executive officers, supports business objectives, drives and rewards performance, and continues to align the compensation of our executive officers with the long term interest of, and value creation for, our shareholders. Consequently, the following companies were added to our compensation peer group for the fiscal year ending January 31, 2021: Medallia, PagerDuty, and SVMK. The following companies were removed from our compensation peer group for the fiscal year ending January 31, 2021: Apptio, Elastic, MongoDB, Okta, and Twilio.

Elements of Executive Compensation Program

Consistent with our compensation objectives and our pay for performance philosophy described above, we compensate our named executive officers in the form of base salaries, performance-based annual cash incentives, and long-term equity incentives consisting of time-based restricted stock unit awards and stock options.

CEO Pay Mix

Long Term Equity
87%
Annual
Incentive Bonus
6%
Base Salary
7%

Other NEOs Pay Mix

Long Term Equity
84%
Annual Incentive Bonus
6%
Base Salary
10%

Base Salary

Base salaries are a primary component of our compensation program and are used to provide fixed cash compensation to our executive officers for the performance of their ongoing responsibilities. Base salaries for executive officers are reviewed and approved by the compensation committee both at the time the executive joins the Company and further on an annual basis. At the time of hire, the base salaries are initially established through discussion and negotiation with the executive officer. Determinations of executive officer base salary changes during our annual review process are reviewed and approved in consultation with Compensia.

Our compensation committee does not apply specific formulas in setting base salary levels or determining adjustments to executive officer base salary, but does take into consideration a variety of information, including but not limited to an assessment of the following factors: the executive officer's position and responsibilities, the executive officer's performance, the achievement of specific corporate goals, the executive officer's level of experience, recommendations of our Chief Executive Officer (except with respect to his own base salary), and a review of competitive market data on base salary and total compensation for comparable executive positions at peer companies. Although our general philosophy is to set base salaries within a competitive range of the market median, the actual positioning is based on the compensation committee’s assessment of the foregoing factors.

We reviewed the base salary of our named executive officers based on the criteria set forth above. As a result of such review, the base salaries of our named executive officers prior to and following the increases approved by our compensation committee for the fiscal year ended January 31, 2020 were as follows:

Named Executive Officer	Fiscal 2019 Base Salary ($)	Fiscal 2020 Base Salary ($)	Percentage Adjustment (%)
Mark P. Mader	350,000	400,000	14.3%
Jennifer E. Ceran	300,000	350,000	16.7%
Michael Arntz	300,000	325,000	8.3%
Praerit Garg(1)	—	350,000	—
Anna Griffin(2)	—	350,000	—

(1)	Mr. Garg's first day of employment was February 4, 2019.

(2)
Ms. Griffin's first day of employment was March 29, 2019, and the amount herein represents Ms. Griffin's base salary for a full year of service; Ms. Griffin was paid a prorated percentage of this amount, calculated from her first day of employment, in the fiscal year ended January 31, 2020 as set forth in the Summary Compensation Table below.

Non-Equity Incentive Plan Compensation

We use annual performance-based incentives to motivate, recognize, and reward executive officers for their contribution to the Company's success. These incentives also serve to drive progress towards important corporate strategic, financial, and growth goals; align the interests of the Company with executives and investors; attract and retain exceptional talent; and hold our executive officers accountable for their performance. Our compensation committee generally meets toward the beginning of each fiscal year to adopt the performance targets and criteria for such fiscal year. The compensation committee also establishes the target annual incentive opportunity for each plan participant based on a percentage of each participant's base salary and the potential payouts based on actual performance for the fiscal year.

Target Annual Non-Equity Incentive Compensation

In March 2019, in connection with the review of our executive compensation program, our compensation committee approved the target annual incentive opportunities of our named executive officers as a percentage of their base salary for the fiscal year ended January 31, 2020. This information is set forth in the table below. In setting the target annual incentive opportunities, our compensation committee took into consideration a variety of information, including but not limited to an assessment of the following factors: the named executive officer's position and responsibilities, the named executive officer's performance, the named executive officer's level of experience, recommendations of our Chief Executive Officer (except with respect to his own target annual incentive), and a review of competitive market data on incentive based compensation and total compensation for comparable executive positions at peer companies.

Named Executive Officer	Target Annual Incentive (as a % of earned base salary)
Mark P. Mader	75%
Jennifer E. Ceran	60%
Michael Arntz	95%
Praerit Garg(1)	50%
Anna Griffin(2)	50%

(1)	Mr. Garg's first day of employment was February 4, 2019.

(2)	Ms. Griffin's first day of employment was March 29, 2019.

Corporate Performance Measures & Targets

To measure performance for purposes of calculating non-equity incentive cash bonus amounts under our 2019 CIP for the fiscal year ended January 31, 2020, the compensation committee, with the recommendations of management and Compensia, selected non-GAAP gross margin with calculated billings gates (as described in greater detail below) as the corporate performance measures that best supported our annual operating plan and enhanced value creation for our shareholders. Non-GAAP gross margin is our gross profit disclosed on our Consolidated Statement of Operations for the fiscal year ended January 31, 2020, adjusted for share-based compensation expense, amortization of acquisition-related intangible assets, and one-time costs of acquisition. The gross margin target at 100% was $217.9 million. Calculated billings is determined by adding total revenue from the Consolidated Statement of Operations for the fiscal year ended January 31, 2020 to the change in current and non-current deferred revenue on the Consolidated Balance Sheets as of January 31, 2020 and January 31, 2019. The calculated billings target at 100% was $329.4 million. The minimum threshold for performance required that we meet or exceed 85% of the gross margin target, and

80% of the calculated billings target. This threshold combination was utilized to incentivize the Company's expansion model and the Company's growth, while maintaining gross margin discipline. It was further intended to ensure that significant achievement was required in order for our named executive officers to receive any incentive payment tied to corporate performance metrics.

Regarding the calculated billings component, which is a gating mechanism to the gross margin thresholds set forth above, 80% achievement of the calculated billings target, or calculated billings of $263.5 million, would be required to ensure any bonus pool funding, whereas achievement under 80% would result in no bonus pool funding, regardless of the achievement of the gross margin component. For bonus pool funding in excess of 125%, 100% achievement against the calculated billings target would be required.

With respect to the gross margin component, 85% achievement against the gross margin target, or gross margin of $185.2 million, would result in 45% of bonus pool funding. Each additional 1% of the gross margin target achieved from 85% to 95% would result in an additional 5% bonus pool funding. Each additional 1% achieved from 96% to 100% would result in an additional 1% bonus pool funding, each additional 1% achieved from 101% to 105% of target would result in an additional 5% bonus pool funding, and each additional 1% achieved against the plan from 106% to 110% would result in an additional 10% bonus pool funding. A maximum of 200% of bonus pool funding would result from achievement of 111% or greater of the gross margin target. The calculated billings gates and the upper limit on total payouts based on the achievement of performance as set forth above were put in place to manage potential incentive compensation costs and to avoid providing an incentive to take undue risks. These considerations with respect to risk were taken into account while designing the bonus program, and the compensation committee believes capping payouts at 200% of target balances risk considerations while still maintaining appropriate incentives for our named executive officers. The compensation committee revisits these performance measures and targets annually and modifies the methodology as it deems necessary to support the Company's operating plan and enhance value creation for our shareholders.

For the fiscal year ended January 31, 2020, our gross margin was achieved at 100% of target and our calculated billings were achieved at 101% of target, and therefore the bonus pool under our 2019 CIP was funded at 100% of target.

Fiscal Year 2020 Non-Equity Incentive Plan Payouts

The target levels of achievement for 100% funding of the bonus pool for the fiscal year ended January 31, 2020 were met by exceeding $217.9 million in gross margin and $263.5 million in calculated billings. For the fiscal year ended January 31, 2020, each of our executive officers was eligible to receive a cash bonus under the 2019 CIP based on our achievement of the above performance metrics. Following the fiscal year ended January 31, 2020, the compensation committee reviewed the level of achievement of each performance goal against the pre-established targets. Based on such review and assessment, the compensation committee approved the payment of the bonuses set forth in the Summary Compensation Table below, which were paid at 100% of target for each of our named executive officers. The determination of non-equity incentive bonus amounts for Mr. Mader, Ms. Ceran, and Mr. Arntz were based 100% on the achievement of the corporate performance metrics against the pre-established targets. The determination of non-equity incentive bonus amounts for Mr. Garg and Ms. Griffin were based: (i) 80% on the achievement of the corporate performance metrics against pre-established targets as described above, and (ii) 20% on general individual performance and attainment of individual goals, as determined by the Chief Executive Officer.

Long-Term Equity Incentives

A significant portion of our executive officer compensation is delivered in the form of long-term equity incentive awards. This long-term incentive based compensation is a critical piece of our executive compensation program, and is designed to encourage high performance, to align the interests of our executive officers with those of our shareholders, and to retain our executive officers for significant periods of time. We have historically used stock options and restricted stock units ("RSUs") as our long-term equity incentive vehicles. We believe that stock options encourage the achievement of strong share price growth, with value being derived through share price increase, while RSUs serve as an important retention component while also further incentivizing share price growth, and both vehicles help to achieve alignment between management and shareholders. Further, at this time, we believe that time-based vesting is the appropriate method of vesting to incentivize our employees to generate long term value for our shareholders, and that the mix of stock options and RSUs effectively drives performance and retention.

Our general policy is to grant these long-term equity incentive awards on fixed dates during open trade windows as defined in our insider trading policy. However, there are occasions when grants are made on other dates, for example with new hire grants and out-of-cycle promotion grants. All required approvals are obtained in advance of or on the actual grant date. Annual stock option and RSU grants to our continuing executive officers are typically approved early in each fiscal year. The timing of annual equity award grants to our continuing executive officers is aligned with the equity awards granted to our eligible general employee base, and is not scheduled in a manner that intentionally benefits our executive officers or employees.

The compensation committee approves the size of equity grants according to each executive officer’s position. To do so, the compensation committee generally references the market data of our peer group companies as provided by Compensia when evaluating management's equity grant recommendations. The amounts of the equity awards are intended to provide competitively-sized awards as compared to our compensation peer group, resulting in target total direct compensation opportunities that are competitive with the compensation opportunities offered by the companies in our compensation peer group for similar roles and positions for each of our executive officers. The compensation committee also takes into consideration each named executive officer’s recent performance history, his or her potential for future responsibility, and the criticality of his or her work to the long-term success of the Company. The compensation committee has the discretion to give relative weight to each of these factors as it sets the size of the equity grant to appropriately create an opportunity for reward based on increasing shareholder value.

For the fiscal year ended January 31, 2020, our compensation committee determined that, with the exception of grants made to named executive officers hired during the fiscal year, the equity awards to be granted to our executive officers should be in the form of stock options and RSUs, divided to deliver approximately half of the intended aggregate fair value in stock options and the remaining half in RSUs, with the actual mix being an approximation to an equal division based on the share price on the date of grant. For equity awards granted to named executive officers hired in the fiscal year ended January 31, 2020, our compensation committee determined that such awards should be a mix of stock options and RSUs, the overall value of which should be calculated in order to present a competitive and compelling offer to the named executive officer. The equity awards granted to our named executive officers in the fiscal year ended January 31, 2020 are set forth in the table below. For additional information, please review the “Summary Compensation Table” and the “Grants of Plan-Based Awards for Fiscal 2020” tables found later in this section.

Our compensation committee has not applied a rigid formula in determining the size of these equity awards. Instead, our compensation committee determines the amount of the equity award for each named executive officer after taking into consideration a compensation analysis performed by Compensia, the equity award recommendations of our Chief Executive Officer (except with respect to his own award), the amount of equity compensation held by the named executive officer (including the current economic value of his or her unvested equity and the ability of these unvested holdings to satisfy our retention objectives), and the factors described in “Role of the Compensation Committee” section above.

Named Executive Officer	Stock Options (#)	Restricted Stock Units (#)
Mark P. Mader	127,272	59,245
Jennifer E. Ceran	40,427	18,819
Michael Arntz	40,427	18,819
Praerit Garg(1)	158,058	86,471
Anna Griffin(2)	92,165	49,470

(1)	Mr. Garg's first day of employment was February 4, 2019, and therefore his equity awards reflect new hire grants, not grants made during our annual review process.

(2)	Ms. Griffin's first day of employment was March 29, 2019, and therefore her equity awards reflect new hire grants, not grants made during our annual review process.

Stock Options

Stock options provide an effective reward for growth in the market price of our common stock, as their value depends on the appreciation of our stock price over time as an increase from the value on the grant date. Stock options also provide a strong incentive for our named executive officers to remain employed with us as they require continued employment through each vesting date of a four-year vesting period. For our fiscal year ended January 31, 2020, we granted our named executive officers stock options to purchase shares of our Class A common stock, which have a 10-year term and generally vest as to one-quarter of such shares on the first anniversary of the vesting commencement date, and in approximately equal installments quarterly thereafter until the award is fully vested four years from the vesting commencement date. All stock option awards are granted under our 2018 Plan, and vesting of stock options is subject to the named executive officer’s continued employment with us. We believe this approach is consistent with our compensation objectives, and further aligns our named executive officers’ efforts and contributions with our corporate goals and objectives, the long-term interests of our shareholders, and allows our named executive officers to benefit from any future appreciation in the value of our common stock.

Restricted Stock Units

We believe RSUs also provide a strong retention incentive for our named executive officers, are less dilutive than stock options to our shareholders, and provide a reward for growth in the value of our common stock. In the fiscal year ended January 31, 2020, we granted our named executive officers RSUs that generally vest as to one-quarter of such shares on the first anniversary of the vesting commencement date, and in approximately equal installments quarterly thereafter until the award is fully vested four years from the vesting commencement date. All RSUs are granted under our 2018 Plan, and the vesting of RSUs is subject to the named executive officer’s continued employment with us through each applicable vesting date.

Other Benefits

Employee Benefit Programs

Our named executive officers are eligible to participate in all of our employee benefit plans offered to U.S. employees, including our 401(k) plan; employee stock purchase plan; and medical, dental, life and disability insurance plans, in each case on the same basis as other U.S. employees.

Perquisites and Other Personal Benefits

We typically do not provide perquisites or personal benefits to our named executive officers. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual in the performance of his or her duties, to make our executive team more efficient and effective, or for recruitment or retention purposes. All future practices with respect to perquisites or other benefits for our named executive officers will be subject to review and approval by our compensation committee.

401(k) Plan

We sponsor a retirement plan intended to qualify for favorable tax treatment under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code") containing a deferral feature that is intended to meet the requirements of Section 401(k) of the Code. U.S. employees, including our named executive officers, who have attained at least 18 years of age are generally eligible to participate in the plan on the first day of the calendar month following the employee's date of hire, subject to certain eligibility requirements. Participants may make pre-tax or post-tax contributions to the plan from their eligible earnings up to the statutorily prescribed annual limit on contributions under the Code. Participant contributions are held in trust as required by law. No minimum benefit is provided under the plan. An employee’s interest in his or her deferrals is 100% vested when contributed. Although the plan provides for a discretionary employer matching contribution, we have not made such a contribution on behalf of employees for the fiscal year ended January 31, 2020 or for any prior fiscal year. Beginning May 1, 2020, the compensation committee has authorized a matching contribution of 50% of the first 6% of eligible compensation that participating employees contribute to the plan.

Potential Payments upon Termination or Change in Control

We have entered into change in control severance agreements (the "Change in Control Agreements") with each of our named executive officers. These agreements provide for each of these named executive officers to receive the benefits described below upon either a termination by us of the named executive officer’s employment without “cause” or a resignation by the named executive officer from his or her employment for “good reason” (each, as defined in the Change in Control Agreement) during the period commencing three months before a “change in control” (as defined in the Change in Control Agreement) and ending 12 months after a change in control of the Company. We refer to either of these terminations as a “qualifying termination.” These benefits are contingent upon the consummation of the change in control of the Company. These benefits are also contingent upon the named executive officer executing a customary release of claims.

In the event of a qualifying termination that occurs during the period from three months before a change in control to 12 months after a change in control, each of our named executive officers are entitled to: (1) a lump-sum payment equal to six months of base salary or, in the case of Mr. Mader, 12 months of base salary; (2) a lump-sum payment equal to the named executive officer’s annual bonus for the then-current fiscal year, based on 100% of target performance and prorated for the portion of the applicable bonus year actually worked by such executive prior to such termination; and (3) acceleration of 100% of the time-based vesting of each then-outstanding and unvested equity award, provided, that awards subject to the satisfaction of performance criteria, if any, will accelerate if, and only to the extent, set forth in the applicable award agreement.

If a change in control occurs and our successor or acquirer refuses to assume, convert, replace, or substitute the then-outstanding and unvested equity awards held by these named executive officers, then those awards will accelerate in full, except that awards subject to the satisfaction of performance criteria, if any, will accelerate if, and only to the extent, set forth in the applicable award agreement.

The Change in Control Agreements with each of the named executive officers will be in effect for three years from execution, unless renewed, or earlier terminated, subject to certain limitations. The benefits under the Change in Control Agreements will supersede all other agreements and understandings between us and each of the named executive officers with respect to severance and vesting acceleration, if any.

Other Compensation Policies and Practices

Policy Prohibiting Hedging and Pledging of Company Securities

Our insider trading policy, adopted in April 2018, prohibits all of our employees, including our executive officers, and the members of our board of directors, from engaging in derivative securities transactions, including hedging, with respect to our securities and further prohibits them from pledging our securities as collateral for a loan or holding company securities in a margin account, except in certain pre-approved circumstances as set forth in our policy.

Prior to the adoption of our insider trading policy, Brent Frei, a member of our board of directors, entered into a pledge agreement which required that a certain number of shares of the Company held by Mr. Frei be pledged under such agreement in order to secure certain obligations of Mr. Frei. Mr. Frei has paid in full the monetary obligations thereunder and the shares are no longer deemed to be pledged.

Executive Compensation Recovery Policy

To address the Company’s overall compensation risk and maintain an appropriate and balanced approach to the Company’s growth and financial performance, the board of directors adopted an executive compensation recovery policy in April 2020, which requires reimbursement of any annual incentive payment or long-term incentive payment to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of the Company's financial statements filed with the SEC, (2) the compensation committee determines the executive officer engaged in intentional misconduct that caused or substantially caused the need for the restatement, and (3) a lower payment would have been made to the executive officer based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive officer the amount by which the individual executive officer's incentive payments for the relevant period exceeded the payment that would have been made based on the restated financial results.

In determining whether to seek recovery and the amount, if any, by which the payment should be reduced, the compensation committee may consider the seriousness of the misconduct; whether the executive officer was unjustly enriched; whether seeking the recovery would prejudice the Company’s interests in any way, including in a proceeding or investigation; and any other factors it deems relevant to the determination. The compensation committee may seek recovery of funds in the manner it chooses, including by seeking reimbursement from the executive officer of all or part of the payment, by electing to withhold unpaid compensation, by set-off, or by rescinding or canceling unvested stock.

Director and Officer Stock Ownership Guidelines

In an effort to further align management and shareholder interests, the board of directors adopted stock ownership guidelines in April 2020 pursuant to which directors and executive officers are required to own shares of the Company's common stock that have a fair market value equal to the following multiple of the individual’s base salary (or, in the case of a non-employee director, a multiple of the cash annual retainer paid to the non-employee director by the Company):

•	Chief Executive Officer - The lesser of three times the annual base salary or value equivalent number of shares at the time the guidelines are applied;

•	Executive Officers - The lesser of one time the annual base salary or value equivalent number of shares at the time the guidelines are applied; and

•	Non-Employee Directors - The lesser of three times the annual retainer or value equivalent number of shares at the time the guidelines are applied.

Shares counted to determine ownership include:

•	shares owned directly (including through open market purchases or acquired and held upon vesting of Company equity awards);

•	shares owned jointly with or separately by the individual’s spouse;

•	shares held in trust for the benefit of the individual, the individual’s spouse and/or children;

•	vested RSUs and options;

•	shares acquired under the Company’s employee stock purchase plan; and

•	shares owned through a 401(k) plan.

Compliance will be measured at the end of each fiscal year. The applicable guideline level of Company stock ownership is expected to be satisfied within five years after the end of the fiscal year in which an individual first becomes subject to the stock ownership guidelines, and maintained thereafter for as long as the individual remains an employee subject to the guidelines or a non-employee director of the Company. If a required threshold is not met, the participant will be required to retain at least 50% of the net shares delivered pursuant to awards under the 2018 Plan and/or other applicable plan until the guidelines are satisfied.

Say-on-Pay Vote

As of January 31, 2020, we are no longer considered an “emerging growth company” as defined under the JOBS Act. We will be holding our first non-binding shareholder advisory vote on the compensation of our named executive officers ("Say-on-Pay" vote) at the Annual Meeting. We value the opinions of our shareholders and the board of directors and the compensation committee will consider the outcome of upcoming shareholder advisory votes, including the vote on the compensation of our named executive officers set to take place at the Annual Meeting, when compensation decisions are made regarding our named executive officers. Additionally, at the Annual Meeting we will be holding our first non-binding shareholder advisory vote on the frequency of Say-On-Pay votes. In order to best understand and address the feedback of our shareholders as it relates to the compensation of our named executive directors, the board of directors is recommending that shareholders vote to hold Say-on-Pay votes on an annual basis. For more information on either subject, please review the proposals as set forth earlier in this proxy statement.

Tax and Accounting Implications of Executive Compensation

Deductibility of Executive Compensation

The compensation committee considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code in designing, establishing, and implementing executive compensation policies and practices. Section 162(m) generally places a limit of one million dollars per taxable year on the amount of compensation a public company can deduct in any single year for amounts paid to certain executive officers. As a result of a transition rule applicable to newly public companies, the Section 162(m) deduction limitation does not generally apply to certain types of compensation (such as stock options) paid or granted pursuant to an arrangement that was in existence prior to our initial public offering (and in the case of options granted for a limited period after such initial public offering).

While the transition rule for newly public companies may help minimize the effect of the Section 162(m) deduction limitation in the short-term, the compensation committee expects that a portion of the future cash compensation and equity awards made to our executive officers will not be deductible under Section 162(m).

Our compensation committee reserves the right to modify compensation that was initially intended to be exempt from Section 162(m) if, in its determination, such modifications are consistent with our business needs. Our compensation committee believes that shareholder interests are best served if its discretion and flexibility in awarding compensation is not restricted, even though some compensation awards may result in non-deductible compensation expenses, and in determining the form and amount of compensation for our named executive officers, the compensation committee will continue to consider all elements of the cost of such compensation, including the potential impact of Section 162(m).

In addition to consideration of the deductibility of compensation and awards in determining executive compensation, the compensation committee also considers a number of other factors in making its decisions and retains flexibility to award compensation that is not deductible by the Company for tax purposes if it determines that such compensation or awards are consistent with the goals of our executive compensation program.

Accounting for Stock-Based Compensation

In addition to analyzing the tax considerations, the compensation committee also reviews the accounting considerations of its compensation decisions in determining the size and form of different equity-based awards. This includes reviewing the impact of expenses being recognized in connection with equity-based awards.

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 ("Topic 718") for our share-based compensation awards. Topic 718 requires us to measure the compensation expense for all share-based awards made as payment to our employees and the members of our board of directors, based on the grant date “fair value” of these awards, including options to purchase shares of our common stock and other stock awards. This calculation is made for accounting purposes and the calculations are reported in the executive compensation tables required under federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Compensation Policies and Practices as they Relate to Risk Management

The compensation committee has reviewed our executive and employee compensation programs and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us.

Compensation Committee Report

This report of the compensation committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Our compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based upon such review and discussion, our compensation committee has recommended to our Board that the Compensation Discussion and Analysis be included in our proxy statement.

Members of the compensation committee:

Matthew McIlwain (Chair)
Michael Gregoire
Magdalena Yesil

Summary Compensation Table

The following table provides information regarding the compensation of our named executive officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Total ($)
Mark P. Mader	2020	400,000	—	2,416,604	2,302,350	300,000	5,418,954
President and Chief Executive Officer	2019	350,000	—	—	1,034,000	257,250	1,641,250
	2018	325,000	—	—	1,419,923	153,200	1,898,123
Jennifer E. Ceran(4)	2020	350,000	—	767,627	731,324	210,000	2,058,951
Chief Financial Officer and Treasurer
Michael Arntz(5)	2020	325,000	—	767,627	731,324	308,750	2,132,701
Chief Revenue Officer and Executive Vice President of Worldwide Field Operations	2019	300,000	—	—	206,800	262,500	769,300
Praerit Garg(6)	2020	350,000	—	2,732,484	2,263,391	175,000	5,520,875
Chief Technology Officer and Executive Vice President of Engineering
Anna Griffin(7)	2020	296,301	—	2,017,881	1,672,795	148,151	4,135,128
Chief Marketing Officer

(1)
The amounts reported in this column represent the aggregate grant date fair value of the restricted stock units granted to our named executive officers in the fiscal year ended January 31, 2020, calculated in accordance with Topic 718. The assumptions used in calculating the aggregate grant date fair value are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020. The amounts reported in this column reflect the accounting cost for these stock awards, and do not correspond to the actual economic value recognized by our named executive officers.

(2)
The amounts reported in this column represent the aggregate grant date fair value of the stock options granted to our named executive officers in the fiscal years ended January 31, 2020, January 31, 2019, and January 31, 2018, calculated in accordance with Topic 718. The assumptions used in calculating the aggregate grant date fair value are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2020. The amounts reported in this column reflect the accounting cost for these stock options, and do not correspond to the actual economic value recognized by our named executive officers.

(3)	For additional information regarding non-equity incentive plan compensation, see the section titled “—Non-Equity Incentive Plan Compensation.”

(4)	Ms. Ceran was not a named executive officer in either of the fiscal years ended January 31, 2018 or January 31, 2019.

(5)	Mr. Arntz was not a named executive officer in the fiscal year ended January 31, 2018.

(6)	Mr. Garg's first day of employment was February 4, 2019.

(7)
Ms. Griffin's first day of employment was March 29, 2019. The salary and non-equity incentive plan compensation amounts herein represent amounts paid to Ms. Griffin in the fiscal year ended January 31, 2020.

Grants of Plan-Based Awards for Fiscal 2020

The following table provides information concerning each grant of an award made in the fiscal year ended January 31, 2020 for each of our named executive officers under any plan. This information supplements the information about these awards as disclosed in the Summary Compensation Table.

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)(2)	Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Mark P. Mader	Cash	N/A	135,000	300,000	600,000	—	—	—	—
	Options(4)	3/29/2019	—	—	—	—	127,272	40.79	2,302,350
	RSUs(5)	3/29/2019	—	—	—	59,245	—	—	2,416,604
Jennifer E. Ceran	Cash	N/A	94,500	210,000	420,000	—	—	—	—
	Options(4)	3/29/2019	—	—	—	—	40,427	40.79	731,324
	RSUs(5)	3/29/2019	—	—	—	18,819	—	—	767,627
Michael Arntz	Cash	N/A	138,938	308,750	617,500	—	—	—	—
	Options(4)	3/29/2019	—	—	—	—	40,427	40.79	731,324
	RSUs(5)	3/29/2019	—	—	—	18,819	—	—	767,627
Praerit Garg(6)	Cash	N/A	63,000	175,000	315,000	—	—	—	—
	Options(4)	2/4/2019	—	—	—	—	158,058	31.60	2,263,391
	RSUs(5)	2/4/2019	—	—	—	86,471	—	—	2,732,484
Anna Griffin(7)	Cash	N/A	53,334	148,151	266,671	—	—	—	—
	Options(4)	3/29/2019	—	—	—	—	92,165	40.79	1,672,795
	RSUs(5)	3/29/2019	—	—	—	49,470	—	—	2,017,881

(1)
These amounts reflect the threshold, target, and maximum non-equity incentive cash bonus amounts for performance for the fiscal year ended January 31, 2020, as described in the Compensation Discussion and Analysis. These amounts do not necessarily correspond to the actual amounts that were received by our named executive officers. Target bonuses were set as a percentage of each named executive officer's base salary earned for the fiscal year ended January 31, 2020, and were 75% for Mr. Mader, 60% for Ms. Ceran, 95% for Mr. Arntz, and 50% each for Mr. Garg and Ms. Griffin.

(2)
Stock options were granted with an exercise price equal to 100% of the fair market value on the date of grant, which was $40.79 per share for March 29, 2019 annual grants and $31.60 per share for Mr. Garg's grants on February 4, 2019.

(3)
The amounts reported in this column represent the grant date fair value of each award as computed in accordance with Topic 718. The assumptions used in calculating the grant date fair value of the RSUs and stock options in this column are set forth in Note 10 to the audited consolidated financial statements included in our Annual Report on Form 10-K for the year ended January 31, 2020. Note that the amounts reported in these columns reflect the accounting cost for these awards and do not correspond to the actual economic value that may be received by our named executive officers from the awards.

(4)
The stock options vest as to 25% of the total shares on the one-year anniversary of the vesting commencement date, and then 6.25% of the total shares vest quarterly thereafter, with 100% of the total shares vested and exercisable on the four-year anniversary of the vesting commencement date.

(5)
The RSUs vest as to 25% of the total shares on the one-year anniversary of the vesting commencement date, and then 6.25% of the total shares vest quarterly thereafter, with 100% of the total shares vested and exercisable on the four-year anniversary of the vesting commencement date.

(6)	Mr. Garg's first day of employment was February 4, 2019.

(7)
Ms. Griffin's first day of employment was March 29, 2019. The non-equity incentive plan compensation amounts represent the pro-rated threshold, target, and maximum non-equity incentive cash bonus amounts for performance for the fiscal year ended January 31, 2020.

Outstanding Equity Awards at Fiscal Year-End Table

The following table presents, for each of the named executive officers, information regarding outstanding stock options and RSU awards held as of January 31, 2020.

		Option Awards					Stock Awards
			Number of Securities Underlying Unexercised Options(1)				Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)
Name	Grant Date	Vesting Commencement Date	Exercisable	Unexercisable	Option Exercise Price ($)	Option Expiration Date
Mark P. Mader	2/21/2014(1)	1/1/2014	51,654	—	0.98	2/20/2024	—	—
	2/18/2015(1)	1/1/2015	55,916	—	1.38	2/17/2025	—	—
	3/16/2017(3)	2/1/2017	583,333	216,667	3.73	3/15/2027	—	—
	3/5/2018(3)	2/1/2018	119,791	130,209	9.53	3/4/2028	—	—
	3/29/2019(4)	2/15/2019	—	127,272	40.79	3/28/2029	—	—
	3/29/2019(5)	2/15/2019	—	—	—	—	59,245	2,872,198
Jennifer E. Ceran	10/27/2016(3)	9/12/2016	414,486	150,000	2.72	10/26/2026	—	—
	3/5/2018(3)	2/1/2018	23,958	26,042	9.53	3/4/2028	—	—
	3/29/2019(4)	2/15/2019	—	40,427	40.79	3/28/2029	—	—
	3/29/2019(5)	2/15/2019	—	—	—	—	18,819	912,345
Michael Arntz	10/27/2016(3)	10/6/2016	470,625	174,375	2.72	10/26/2026	—	—
	3/5/2018(3)	2/1/2018	23,958	26,042	9.53	3/4/2028	—	—
	3/29/2019(4)	2/15/2019	—	40,427	40.79	3/28/2029	—	—
	3/29/2019(5)	2/15/2019	—	—	—	—	18,819	912,345
Praerit Garg	2/4/2019(4)	2/15/2019	—	158,058	31.60	2/3/2029	—	—
	2/4/2019(5)	2/15/2019	—	—	—	—	86,471	4,192,114
Anna Griffin	3/29/2019(4)	3/15/2019	—	92,165	40.79	3/28/2029	—	—
	3/29/2019(5)	3/15/2019	—	—	—	—	49,470	2,398,306

(1)
Outstanding equity awards with a grant date prior to June 17, 2015, the date our 2015 Equity Incentive Plan (the "2015 Plan") became effective were granted under our 2005 Equity Incentive Plan; outstanding awards with a grant date on or after June 17, 2015 and before March 25, 2018, the date our 2018 Plan became effective, were granted under our 2015 Plan; and outstanding equity awards with a grant date on or after March 25, 2018 were granted under our 2018 Plan.

(2)	The market price for our Class A common stock is based on the last reported sale price of our Class A common stock on January 31, 2020, $48.48.

(3)
The stock options vest as to 25% of the total shares on the one-year anniversary of the vesting commencement date, and then 2.0833% of the total shares vest monthly thereafter, with 100% of the total shares vested and exercisable on the four-year anniversary of the vesting commencement date, subject to the named executive officer's provision of service to us on each vesting date. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(4)
The stock options vest as to 25% of the total shares on the one-year anniversary of the vesting commencement date, and then 6.25% of the total shares vest quarterly thereafter, with 100% of the total shares vested and exercisable on the four-year anniversary of the vesting commencement date, subject to the named executive officer's provision of service to us on each vesting date. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

(5)
The RSUs vest as to 25% of the total shares on the one-year anniversary of the vesting commencement date, and then 6.25% of the total shares vest quarterly thereafter, with 100% of the total shares vested and exercisable on the four-year anniversary of the vesting commencement date, subject to the named executive officer's provision of service to us on each vesting date. The stock option is subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

For all stock option and RSU awards made to our named executive officers in the fiscal year ended January 31, 2020, 25% of the total number of shares subject to each stock option award and RSU award vest on the first anniversary of the vesting commencement date, with the remainder vesting in equal installments quarterly, until the awards are 100% vested on the four-year anniversary of the vesting commencement date. Praerit Garg joined the Company on February 4, 2019, and Anna Griffin joined the Company on March 29, 2019. The stock options and RSUs are subject to acceleration upon certain events as described in “—Potential Payments upon Termination or Change in Control.”

Stock Option Exercises and Stock Vested Table

The following table presents, for each of our named executive officers, the number of shares of our common stock acquired upon the exercise of stock options during the fiscal year ended January 31, 2020, and the aggregate value realized upon the exercise of stock options. None of our named executive officers vested or settled any RSUs during the fiscal year ended January 31, 2020.

	Stock Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)
Mark P. Mader	17,000	725,560
Jennifer E. Ceran	280,000	10,836,055
Michael Arntz	273,000	11,546,322
Praerit Garg	—	—
Anna Griffin	—	—

(1)
The aggregate value realized upon the exercise of a stock option represents the difference between the aggregate market price of the shares of our Class A common stock on the date of exercise and the aggregate exercise price of the stock option.

Offer Letters

Each of our named executive officers has entered into an offer letter that provides for at-will employment and generally includes the named executive officer’s initial base salary, an indication of eligibility for an annual cash incentive award opportunity, and equity awards. In addition, each of our named executive officers has executed a form of our standard confidential information and invention assignment agreement. Any potential payments and benefits due upon a termination of employment in connection with a change in control of the Company are described below in “—Potential Payments upon Termination or Change in Control.”

We have included a summary of the material terms of the offer letters entered into in the fiscal year ended January 31, 2020 below.

Praerit Garg

We entered into an offer letter with Mr. Garg, our Chief Technology Officer and Executive Vice President of Engineering, on January 13, 2019. Pursuant to the offer letter, Mr. Garg's initial base salary was established at $350,000 per year. In addition, Mr. Garg was eligible to receive an annual cash bonus targeted at 50% of his base salary, based on the achievement of mutually agreed-upon objectives. On February 4, 2019, in accordance with the terms of his offer letter, Mr. Garg was granted an award of 86,471 restricted stock units and additionally granted stock options to purchase 158,058 shares of our common stock at an exercise price of $31.60 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our board of directors.

Anna Griffin

We entered into an offer letter with Ms. Griffin, our Chief Marketing Officer, on March 21, 2019. Pursuant to the offer letter, Ms. Griffin’s initial base salary was established at $350,000 per year. Ms. Griffin was eligible to receive an annual cash bonus targeted at 50% of her base salary based on the achievement of mutually agreed-upon objectives, to be pro-rated for her first year of service. In addition, Ms. Griffin is eligible to receive a $30,000 move bonus, payable within 30 days of the date she relocates to Washington state (which relocation has not yet occurred). On March 29, 2019, in accordance with the terms of her offer letter, Ms. Griffin was granted an award of 49,470 restricted stock units and additionally granted stock options to purchase 92,165 shares of our common stock at an exercise price of $40.79 per share, which was equal to the fair market value of our common stock on the date the option was granted as determined by our board of directors.

Fiscal Year 2020 Potential Payments upon Termination or Change in Control Table

The following table provides information regarding the estimated payments and benefits that would be provided in a "qualifying termination," which includes either a termination by us of the named executive officer’s employment without “cause” or a resignation by the named executive officer from his or her employment for “good reason” (each, as defined in the Change in Control Agreement) during the period commencing three months before a “change in control” (as defined in the Change in Control Agreement) and ending 12 months after a change in control of the Company. These benefits are contingent upon the consummation of the change in control of the Company. The circumstances and details for qualifying terminations are described in greater detail in the "Potential Payments upon a Termination or Change in Control" subsection found earlier in this proxy statement. Except where otherwise noted, payments and benefits are estimated assuming that the triggering event took place on January 31, 2020, and the price per share of our Class A common stock is the closing price on the New York Stock Exchange as of January 31, 2020 ($48.48). There can be no assurance that a triggering event would produce the same or similar results as those estimated below if such event occurs on any other date or at any other price, or if any other assumption used to estimate potential payments and benefits is not correct. Due to the number of factors that affect the nature and amount of any potential payments or benefits, any actual payments and benefits may be different. The named executive officers are not entitled to any severance upon a termination of employment without cause or for good reason that occurs outside of the change in control period commencing three months prior to and ending 12 months following a change in control.

	Upon Qualifying Termination - Change in Control
Name	Cash Severance ($)(1)	Value of Accelerated Vesting ($)(2)	Total ($)
Mark P. Mader	700,000	18,618,408	19,318,408
Jennifer E. Ceran(3)	385,000	9,101,565	9,486,565
Michael Arntz	471,250	10,216,965	10,688,215
Praerit Garg	350,000	6,860,133	7,210,133
Anna Griffin	296,301	3,107,054	3,403,355

(1)
The Company shall pay Mr. Mader a lump sum payment of 12 months of his base salary and all other named executive officers a lump sum payment of six months of their base salary, in each case, at the rate in effect immediately prior to the qualifying termination or change in control, whichever is greater. Further, the Company will pay the named executive's annual bonus for the then-current fiscal year based on 100% of target performance of any applicable performance objectives and prorated for the actual days worked in the fiscal year. Ms. Griffin's cash severance amount has been prorated for the actual days worked in the fiscal year.

(2)
The value of stock option and RSU award vesting acceleration is based on the closing price of $48.48 per share of our Class A common stock as of January 31, 2020, minus, in the case of stock options, the exercise price of the unvested stock option shares subject to acceleration.

(3)	Ms. Ceran plans to retire after the Company transitions to her successor.

As noted earlier in “Potential Payments upon a Termination or Change in Control,” if a change in control occurs and our successor or acquirer refuses to assume, convert, replace, or substitute the then-outstanding and unvested equity awards held by these named executive officers, then those awards will accelerate in full, except that awards subject to the satisfaction of performance criteria, if any, will accelerate if, and only to the extent, set forth in the applicable award agreement.

Rule 10b5-1 Sales Plans

Our insider trading policy requires that our executive officers and directors trade in Company securities only during open trading windows, which occur for roughly four one-month periods per year and are subject to periodic blackouts, unless trading pursuant to trading plans that comply with Rule 10b5-1 under the Exchange Act (“Rule 10b5-1 plans”). Rule 10b5-1 plans require that the participant contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or executive officer when entering into the plan, without further direction from them. Certain of our directors and executive officers have adopted Rule 10b5-1 plans. The directors or executive officers who have adopted Rule 10b5-1 plans may amend or terminate their plan in limited and specified circumstances.

Limitations on Liability and Indemnification Matters

Our Articles contain a provision eliminating the personal liability of our directors for monetary damages to the fullest extent permitted by Washington law. Under Washington law, this provision eliminates the liability of a director for breach of fiduciary duty, but does not eliminate the personal liability of any director for (1) acts or omissions that involve intentional misconduct or a knowing violation of law, (2) conduct violating Section 23B.08.310 of the WBCA, or (3) any transaction from which the director personally received a benefit in money, property, or services to which the director is not legally entitled. Section 23B.08.510 of the WBCA authorizes Washington corporations to indemnify their officers and directors under certain circumstances against expenses and liabilities incurred in legal proceedings involving them as a result of their service as an officer or director. Section 23B.08.560 of the WBCA authorizes a corporation by provision in its articles of incorporation to agree to indemnify a director or officer and obligate itself to advance or reimburse expenses without regard to the provisions of Sections 23B.08.510 through .550; provided, however, that no such indemnity shall be made for or on account of any (a) acts or omissions of a director or officer that involve intentional misconduct or a knowing violation of law, (b) conduct in violation of Section 23B.08.310 of the WBCA (relating to unlawful distributions), or (c) any transaction from which a director or officer personally received a benefit in money, property, or services to which such director or officer is not legally entitled. Our Articles require indemnification of our officers and directors and advancement of expenses to the fullest extent not prohibited by applicable law. We have entered into indemnification agreements with each of our current directors and executive officers to provide these directors and executive officers additional contractual assurances regarding the scope of the indemnification set forth in our Articles and Bylaws and to provide additional procedural protections. At present, there is one litigation matter involving a former director of the Company for which indemnification is being sought. There is no pending litigation or proceeding involving an executive officer or employee of the Company for which indemnification is being sought. We believe that these charter provisions and indemnification agreements are necessary to attract and retain qualified persons such as directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our Articles and Bylaws may discourage shareholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and other shareholders. Further, a shareholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. The indemnification provisions in our Articles and Bylaws and the indemnification agreements entered into between us and each of our directors and executive officers may be sufficiently broad to permit indemnification of our directors and executive officers for liabilities arising under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers, or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EQUITY COMPENSATION PLAN INFORMATION

The following table presents information as of January 31, 2020 with respect to compensation plans under which shares of our common stock may be issued.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders (1):	12,215,001 (2)	8.18 (3)	10,921,562 (4)
Equity compensation plans not approved by security holders:	—	—	—
Total	12,215,001	8.18	10,921,562

(1)
The 2018 Plan provides that the number of shares reserved for issuance under the 2018 Plan will increase automatically on February 1 of each of the first 10 calendar years after the effective date by the number of shares equal to the lesser of 5% of the aggregate number of outstanding shares of our Class A common stock as of the immediately preceding January 31, or such lesser number as may be determined by our board of directors. The 2018 Employee Stock Purchase Plan (the "2018 ESPP"), provides that the number of shares reserved and available for issuance under the 2018 ESPP will automatically increase on February 1 of each of the first 10 calendar years after the first offering date under the ESPP by the number of shares equal to 1% of the total outstanding shares of our Class A common stock as of the immediately preceding January 31 (rounded to the nearest whole share) or such lesser number of shares as may be determined by our board of directors in any particular year. As of January 31, 2020, a total of 10,921,562 shares of our Class A common stock had been reserved for issuance pursuant to the 2018 Plan, which number excludes the 5,909,708 shares that were added to the 2018 Plan as a result of the automatic annual increase on February 1, 2020. This number will be subject to adjustment in the event of a stock split, stock dividend, or other change in our capitalization. The shares of Class A common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2018 Plan and the 2015 Plan will be added back to the shares of Class A common stock available for issuance under the 2018 Plan. The Company no longer makes grants under the 2015 Plan and there are no shares of Class A common stock available for issuance under the 2015 Plan. As of January 31, 2020, a total of 2,438,717 shares of our Class A common stock had been reserved for issuance pursuant to the 2018 ESPP, which number excludes the 1,181,942 shares that were added to the 2018 ESPP as a result of the automatic annual increase on February 1, 2020. This number will be subject to adjustment in the event of a stock split, stock dividend, or other change in our capitalization.

(2)	Includes 9,076,671 shares of Class A common stock issuable upon the exercise of outstanding options and 3,138,330 shares of Class A common stock issuable upon the vesting of RSUs.

(3)	As RSUs do not have any exercise price, such units are not included in the weighted average exercise price calculation.

(4)
Includes the 2018 Plan and excludes purchase rights accruing under the 2018 ESPP. As of January 31, 2020, there were 10,921,562 shares of Class A common stock available for grant under the 2018 Plan and 2,438,717 shares of Class A common stock available for grant under the 2018 ESPP.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

In addition to the executive officer and director compensation as set forth in the sections titled "Executive Compensation" and "Proposal 1 - Election of Directors - Non-Employee Director Compensation," below we describe transactions since February 1, 2019 that we have been or will be a party to, in which the amount involved in such transaction exceeds or will exceed $120,000 and in which any of our directors, executive officers, or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Participation in Our June 2019 Registered Offering

Entities affiliated with Matthew McIlwain and Brent Frei, directors of the Company, respectively sold an aggregate of 5,175,000 shares and 635,000 shares of Class A common stock in our June 14, 2019 registered offering at the offering price of $43.50 per share.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our Articles, and our Bylaws require us to indemnify our directors to the fullest extent permitted by Washington law. Subject to certain limitations, our Bylaws will also require us to advance expenses incurred by our directors and officers. For more information regarding these agreements, see the section titled "Executive Compensation - Limitations on Liability and Indemnification Matters" herein.

Policies and Procedures for Related-Party Transactions

Our written related-party transactions policy and the charters of our audit committee and nominating and corporate governance committee require that any transaction with a related party that must be reported under applicable rules of the SEC must be reviewed and approved or ratified by our audit committee, unless the related party is, or is associated with, a member of that committee, in which event the transaction must be reviewed and approved by our nominating and corporate governance committee.

When determining whether to approve or ratify a related-party transaction, the audit committee or the nominating and corporate governance committee, as applicable, will review relevant facts regarding the related person transaction, including, among other things:

•	the extent of the related party’s interest in the transaction;

•	whether the terms are comparable to those generally available in arm’s-length transactions; and

•	whether the related party transaction is consistent with the best interests of the company.

Other than as described above, since the beginning of our last fiscal year, we have not entered into any transactions, nor are there any currently proposed transactions, between us and a related party where the amount involved exceeds, or would exceed, $120,000, and in which any related person had or will have a direct or indirect material interest.

ADDITIONAL INFORMATION

List of Shareholders of Record

In accordance with Washington law, a list of the names of our shareholders of record entitled to vote at the Annual Meeting will be available for 10 days prior to the Annual Meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m. (Pacific Time) at our principal executive offices at 10500 NE 8th Street, Suite 1300, Bellevue, Washington 98004. If you would like to view the shareholder list, please contact our Investor Relations Department at investorrelations@smartsheet.com. This list will also be available during the Annual Meeting at https://web.lumiagm.com/273914518. If our principal executive offices are closed for health and safety reasons related to COVID-19 during the period, the list of shareholders will be made available for inspection upon request via email to investorrelations@smartsheet.com (subject to satisfactory verification of shareholder status).

Submission of Shareholder Proposals for Inclusion in Next Year’s Proxy Statement or Presentation at Next Year’s Annual Meeting

To be considered for inclusion in next year’s proxy statement and form of proxy, shareholder proposals for the 2021 annual meeting of shareholders must be received at our principal executive offices no later than the close of business on January 5, 2021. Shareholders submitting a proposal must comply with the requirements prescribed under Rule 14a-8(b) of the Exchange Act.

For any proposal that is not submitted for inclusion in next year’s proxy statement but is instead sought to be presented directly at the 2021 annual meeting of shareholders, shareholders are advised to review our Bylaws as they contain requirements with respect to advance notice of shareholder proposals and director nominations not intended for inclusion in our proxy statement. To be timely, a shareholder’s notice must be delivered to and received by our Secretary at our principal executive offices not less than 75 days nor more than 105 days prior to the anniversary of the Annual Meeting. Accordingly, any such shareholder proposal must be received between March 4, 2021 and the close of business on April 3, 2021. Copies of the pertinent bylaw provisions are available on request to the following address: Corporate Secretary, Smartsheet Inc., 10500 NE 8th Street, Suite 1300, Bellevue, Washington 98004. For such proposals or nominations that are timely filed, we retain discretion to vote proxies we receive, provided that (1) we include in our proxy statement advice to shareholders on the nature of the proposal and how we intend to exercise our voting discretion, and (2) the proponent does not issue a separate and appropriate proxy statement.

Consideration of Shareholder-Recommended Director Nominees

Our nominating and corporate governance committee will consider director nominee recommendations submitted to our Secretary by our shareholders with timely notice. Shareholders who wish to recommend a director nominee must submit their suggestions in the manner set forth in our Bylaws to the following address: Attn: Corporate Secretary, Smartsheet Inc., 10500 NE 8th Street, Suite 1300, Bellevue, Washington 98004.

As required by our Bylaws, shareholders should include the name, age, biographical information, and other relevant information relating to the recommended director nominee, including, among other things, information that would be required to be included in the proxy statement filed in accordance with applicable rules under the Exchange Act and the written consent of the director nominee to be named as a nominee and to serve as a director for the full term if elected, among other requirements set forth in our Bylaws. Evaluation of any such recommendations is the responsibility of the nominating and corporate governance committee. In the event of any shareholder recommendations, the nominating and corporate governance committee will evaluate the persons recommended in the same manner as other candidates.

Communications with the Board of Directors

Interested parties may contact our board of directors as a group or any individual director by sending written correspondence to the following address: Board of Directors – Smartsheet Inc., Attn: Corporate Secretary, 10500 NE 8th Street, Suite 1300, Bellevue, Washington 98004 or by email to legal@smartsheet.com. Interested parties should clearly specify in each communication the name(s) of the group of directors or the individual director to whom the communication is addressed. Inquiries meeting these criteria will be received and processed by management before being forwarded to the group of directors or the individual director, as designated in the communication. Communications that are unrelated to the duties and responsibilities of the board of directors or are unduly hostile, threatening, potentially illegal, or similarly unsuitable will not be forwarded.

Internet Voting

Smartsheet is incorporated under Washington law, which specifically permits electronically transmitted proxies, provided that the transmission sets forth or is submitted with information from which it can reasonably be determined that the transmission was authorized by the shareholder. The electronic voting procedures provided for the Annual Meeting are designed to authenticate each shareholder by use of a control number and to confirm that shareholder instructions are properly recorded.

ANNUAL MEETING OF SHAREHOLDERS OF

SMARTSHEET INC.

June 17, 2020

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, proxy statement and proxy card are available at - http://www.astproxyportal.com/ast/22139/

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20430304000000001000 3 061720

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND 3, AND FOR "1 YEAR" FOR PROPOSAL 4.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:

☐ **FOR ALL NOMINEES**

☐ **WITHHOLD AUTHORITY FOR ALL NOMINEES**

☐ **FOR ALL EXCEPT** (See instructions below)

NOMINEES:
- ○ Geoffrey T. Barker
- ○ Michael Gregoire
- ○ Matthew McIlwain
- ○ James N. White

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Proposal	1 YEAR	2 YEARS	3 YEARS	ABSTAIN
4. Approval, on an advisory basis, of the frequency of future non-binding votes on our named executive officers' compensation.	☐	☐	☐	☐

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" ALL NOMINEES WITH RESPECT TO THE ELECTION OF DIRECTORS, "FOR" ITEMS 2 AND 3, AND "1 YEAR" FOR ITEM 4.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

Signature of Shareholder ________ Date: ________ Signature of Shareholder ________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

SMARTSHEET INC.

2020 MEETING OF SHAREHOLDERS – JUNE 17, 2020

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoint(s) Mark P. Mader and Paul T. Porrini, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Smartsheet Inc. as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its shareholders to be held on June 17, 2020, and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting.

(Continued and to be signed on the reverse side.)

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